                                                                EXHIBIT 10.1




                             PROMINENCE IN BUCKHEAD
                                ATLANTA, GEORGIA














                           STANDARD FORM OFFICE LEASE


                                     BETWEEN


           EOP-BUCKHEAD, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY
                                  ("LANDLORD")


                                       AND


               VIEWLOCITY, INC., A DELAWARE CORPORATION ("TENANT")

                                TABLE OF CONTENTS

I.      BASIC LEASE INFORMATION; DEFINITIONS..................................1
II.     LEASE GRANT...........................................................5
III.    POSSESSION; TERMINATION OPTION FOR LATE DELIVERY......................5
IV.     RENT..................................................................7
V.      USE..................................................................15
VI.     SECURITY DEPOSIT.....................................................15
VII.    SERVICES TO BE FURNISHED BY LANDLORD.................................16
VIII.   LEASEHOLD IMPROVEMENTS...............................................17
IX.     GRAPHICS.............................................................18
X.      REPAIRS AND ALTERATIONS..............................................18
XI.     USE OF ELECTRICAL SERVICES BY TENANT.................................19
XII.    ENTRY BY LANDLORD....................................................20
XIII.   ASSIGNMENT AND SUBLETTING............................................21
XIV.    LIENS................................................................22
XV.     INDEMNITY AND WAIVER OF CLAIMS.......................................23
XVI.    TENANT'S INSURANCE...................................................24
XVII.   SUBROGATION..........................................................25
XVIII.  LANDLORD'S INSURANCE.................................................25
XIX.    CASUALTY DAMAGE......................................................25
XX.     DEMOLITION...........................................................27
XXI.    CONDEMNATION.........................................................27
XXII.   EVENTS OF DEFAULT....................................................27
XXIII.  REMEDIES.............................................................28
XXIV.   LIMITATION OF LIABILITY..............................................30
XXV.    NO WAIVER............................................................30
XXVI.   EVENT OF BANKRUPTCY..................................................30
XXVII.  WAIVER OF JURY TRIAL.................................................32
XXVIII. RELOCATION...........................................................32
XXIX.   HOLDING OVER.........................................................32
XXX.    SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE.....................33
XXXI.   ATTORNEYS'FEES.......................................................33
XXXII.  NOTICE...............................................................33
XXXIII. LANDLORD'S LIEN......................................................34
XXXIV.  EXCEPTED RIGHTS......................................................34
XXXV.   SURRENDER OF PREMISES................................................34
XXXVI.  MISCELLANEOUS........................................................34
XXXVII. ENTIRE AGREEMENT.....................................................36

                             OFFICE LEASE AGREEMENT

       THIS OFFICE LEASE AGREEMENT (the "Lease") is made and entered into as of the 5th day of November, 1999, by and between EOP-BUCKHEAD, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and VIEWLOCITY, INC., A DELAWARE CORPORATION ("Tenant").

I. BASIC LEASE INFORMATION; DEFINITIONS.

       A. The following are some of the basic lease information and defined terms used in this Lease.

              1. "Additional Base Rental" shall mean Tenant's Pro Rata Share of Basic Costs and any other sums (exclusive of Base Rental) that are required to be paid by Tenant to Landlord hereunder, which sums are deemed to be additional rent under this Lease. Additional Base Rental and Base Rental are sometimes collectively referred to herein as "Rent".

              2. "Base Rental" shall be payable by Tenant to Landlord in one hundred twenty (120) monthly installments as follows:

                  --------------------------- ---------------- --------------------- ---------------- ---------------
                          PERIOD IN               RSF FOR          ANNUAL RATE         BASE RENTAL       MONTHLY
                          LEASE TERM            BASE RENTAL      PER SQUARE FOOT       FOR PERIOD      BASE RENTAL
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                     10/15/99 - 10/31/99          15,000              $27.50           $18,850.79      $18,850.798
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                      11/01/99 - 2/29/00          15,000              $27.50           $137,500.00      $34,375.00
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                      3/01/00 - 5/31/00           19,413              $27.50           $133,464.39      $44,488.13
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                      6/01/00 - 10/31/00          23,827              $27.50           $273,017.70      $54,603.54
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                     11/01/00 - 10/31/01          23,827              $28.33           $675,018.96      $56,251.58
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                     11/01/01 - 10/31/02          23,827              $29.18           $695,271.84      $57,939.32
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                     11/01/02 - 10/31/03          23,827              $30.05           $716,001.36      $59,666.78
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                     11/01/03 - 10/31/04          23,827              $30.95           $737,445.60      $61,453.80
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                     11/01/04 - 10/31/05          23,827              $31.88           $759,604.80      $63,300.40
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                     11/01/05 - 10/31/06          23,827              $32.84           $782,478.72      $65,206.56
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                     11/01/06 - 10/31/07          23,827              $33.83           $806,067.36      $67,172.28
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                     11/01/07 - 10/31/08          23,827              $34.84           $830,132.64      $69,177.72
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                  --------------------------- ---------------- --------------------- ---------------- ---------------
                     11/01/08 - 10/31/09          23,827              $35.89           $855,151.08      $71,262.59
                  --------------------------- ---------------- --------------------- ---------------- ---------------

              3. "Building" shall mean the office building (sometimes referred to herein as the "Phase I Building") at 3475 Piedmont Road, NE, Atlanta, Georgia, County of Fulton, City of Atlanta, State of Georgia, commonly known as Prominence in Buckhead and, at Landlord's option, shall include any other office building to be constructed or acquired by Landlord on the parcel of land located adjacent to the land on which the Phase I Building is to be constructed (sometimes referred to herein as the "Phase II Building").

              4. The "Commencement Date," "Lease Term" and "Termination Date" shall have the meanings set forth below:

                     a. The "Lease Term" shall mean a period of one hundred twenty (120) months and seventeen (17) days commencing on October 15, 1999 (the "Commencement Date") and, unless sooner terminated as provided herein, ending on October 31, 2009 (the "Termination Date").

                     b.     Intentionally Omitted.

              5. The "Premises" shall mean the area to be located on the 17th floor of the Building, as generally outlined on EXHIBIT A attached hereto. The Premises shall be known as Suite No. 1700. It is acknowledged by the parties that Landlord has not named any of the floors in the Building as the "13th" floor and, therefore, the 12th and 14th floors are actually contiguous to one another and there is no intervening floor between them. (If a 13th floor were named, then the Premises would be located on the 16th floor.)

                     Landlord and Tenant hereby stipulate and agree that (i) the "Rentable Area of the Premises shall mean 23,827 square feet; and (ii) the "Rentable Area of the Building" shall mean 424,635 square feet. If the Premises being leased to Tenant hereunder include one or more floors within the Building in their entirety, the definition of Premises with respect to such full floor(s) shall include all corridors and restroom facilities located on such floor(s). Notwithstanding the foregoing, unless specifically provided herein to the contrary and except for purposes of calculating the Rentable Area of the Premises, the Premises shall not include any telephone closets, electrical closets, janitorial closets, equipment rooms or similar areas on any full or partial floor that are used by Landlord for the operation of the Building. However, if Landlord acquires or constructs the Phase II Building and elects to include the Phase II Building within the definition of "Building" as provided in Section I.A.3. as described above, then the Rentable Area of the Building and Tenant's Pro Rata Share shall be appropriately adjusted by Landlord.

              6.     "Permitted Use" shall mean general office use.

              7. "Security Deposit" shall mean $1,212,468.06 in the form of a letter of credit, as more fully described in Article VI.

              8. "Tenant's Pro Rata Share" shall mean 5.6112%, which is the quotient (expressed as a percentage), derived by dividing the Rentable Area of Premises by the Rentable Area of the Building.

              9.     "Guarantor(s)" NONE.

              10. "Notice Addresses" shall mean the following addresses for Tenant and Landlord, respectively:

                     Tenant:

                     On and after the Commencement Date, notices shall be sent to Tenant at the Premises.

                     Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

                     Viewlocity, Inc.
                     c/o Frontec Amt
                     400 Perimeter Center Terrace
                     Suite 320
                     Atlanta, Georgia  30346
                     Attn:  _________________________

                     With a copy of any notices whereby Landlord is asserting a claim or defense against the Tenant based upon the subject matter of the notice (as opposed to routine notices concerning the operation of the Building) to:

                     Nelson Mullins Riley & Scarborough, L.L.P.
                     999 Peachtree Street, N.E.
                     First Union Plaza
                     Suite 1400
                     Atlanta, Georgia  30309
                     Attn:    Wade H. Stribling, Esq.

                     Landlord:

                     EOP-Buckhead, L.L.C.
                     c/o Equity Office Properties Trust
                     3475 Piedmont Road, NE
                     Atlanta, Georgia  30305
                     Attention:  Building Manager

                     With a copy to:

                     Equity Office Properties Trust
                     Two North Riverside Plaza
                     Suite 2200
                     Chicago, Illinois 60606
                     Attention:  Regional Counsel - Southeast

                     Payments of Rent only shall be made payable to the order of:

                     EQUITY OFFICE PROPERTIES

                     at the following address:

                     Equity Office Properties
                     Post Office Box 100768
                     Atlanta, Georgia  30384-0768

       B. The following are additional definitions of some of the defined terms used in the Lease.

              1. "Base Year" with respect to Taxes and Expenses shall mean the calendar year 2000.

                     a. "Tax Base Amount" shall mean Taxes for the Base Year, per rentable square foot, multiplied by the Rentable Area of the Building.

                     b. "Expense Base Amount" shall mean Expenses for the Base Year, per rentable square foot, multiplied by the Rentable Area of the Building. For purposes of this Section I.B.1. and Article IV, "Expenses" shall mean all Basic Costs with the exception of Taxes. In determining the Expense Base Amount under this subsection I.B.1.(b), Expenses for the Base Year shall be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building during such year. Such extrapolation of Expenses shall be performed in the manner described in Section IV.B.

                     If the Phase II Building is included in the definition of "Building", as provided in Section I.A.3. as described above, then, at such time, the Tax Base Amount and the Expense Base Amount described above shall be adjusted to include the additional rentable square footage included in the Phase II Building.

              2. "Basic Costs" shall mean all costs and expenses paid or incurred in connection with operating, maintaining, repairing, managing and owning the Building and the Property, as further described in Article IV hereof.

              3. "Broker" means, collectively, (a) Insignia/ESG, Inc. ("Tenant's Broker") and (b) Holder Properties, Inc. and the in-house leasing representatives of Equity Office Properties (collectively, the "Landlord's Broker").

              4. "Building Standard" shall mean the type, grade, brand, quality and/or quantity of materials Landlord designates from time to time to be the minimum quality and/or quantity to be used in the Building.

              5. "Business Day(s)" shall mean Mondays through Fridays exclusive of the normal business holidays ("Holidays") of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Landlord, from time to time during the Lease Term, shall have the right to designate additional Holidays, provided that such additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

              6. "Common Areas" shall mean those areas provided for the common use or benefit of all tenants generally and/or the public, such as corridors, elevator foyers, common mail rooms, restrooms, vending areas, lobby areas (whether at ground level or otherwise) and other similar facilities.

              7. "Landlord Work" shall mean the work, if any, that Landlord is obligated to perform in the Premises pursuant to the Work Letter Agreement, if any, attached hereto as EXHIBIT D.

              8. "Maximum Rate" shall mean the greatest per annum rate of interest permitted from time to time under applicable law.

              9. "Normal Business Hours" for the Building shall mean 8:00 A.M. to 6:00 P.M. Mondays through Fridays, and 8:00 A.M. to 1:00 P.M. on Saturdays, exclusive of Holidays.

              10. "Prime Rate" shall mean the per annum interest rate publicly announced by The First National Bank of Chicago or any successor thereof from time to time (whether or not charged in each instance) as its prime or base rate in Chicago, Illinois.

              11. "Property" shall mean the Phase I Building and the parcel(s) of land on which it is located and, at Landlord's discretion, the Building garage, if any, and all other improvements owned by Landlord and serving the Phase I Building and the tenants thereof and the parcel(s) of land on which they are located. If the definition of "Building" also includes the Phase II Building as provided in Section I.A.3. above, then, at Landlord's option, the "Property" shall also include the Phase II Building and the parcel(s) of land on which it is located and, at Landlord's discretion, the Building garage, if any, and all other improvements owned by Landlord and serving the Phase II Building and the tenants thereof and the parcel(s) of land on which they are located.

              12. "Law(s)" means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity.


II. LEASE GRANT.

       Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right, in common with others, to use the Common Areas.

III. POSSESSION; RENT CREDIT AND TERMINATION OPTION FOR LATE DELIVERY.

       A. DETERMINATION OF SUBSTANTIAL COMPLETION DATE; RENT CREDIT AND TERMINATION OPTION.

              1. RENT CREDIT. The Commencement Date shall not be postponed if the Landlord Work in the Premises is not substantially completed as of the Commencement Date. (The date that the Landlord Work in the Premises is substantially completed, as described in Subsection 4 below, is defined as the "Substantial Completion Date"). However, if the Substantial Completion Date has not occurred on or before ninety (90) days after the later of (a) the date the final Plans (as defined in EXHIBIT D) have been approved by Landlord and Tenant and (b) the date that Tenant executes and delivers this Lease and all prepaid rent and security deposits required hereunder to Landlord (the date which is 90 days after the later of the dates described in (a) and (b) above is referred to herein as the "Credit Completion Date"), then, following the Substantial Completion Date, Tenant shall be entitled to a rent abatement equal to one day of Base Rental (at the daily rate payable during the first month of the Lease Term) for every day in the period beginning on the Credit Completion Date and ending on the Substantial Completion Date. Landlord and Tenant acknowledge and agree that the Credit Completion Date shall be postponed by the number of days the Substantial Completion Date is delayed due to events of Force Majeure. Further, if Landlord shall be delayed in substantially completing the Landlord Work in the Premises as a result of any Tenant Delays (defined in Subsection 3 below), then, for purposes of determining the Substantial Completion Date, the date of substantial completion of the Landlord Work in the Premises shall be deemed to be the day that said Landlord Work would have been substantially completed absent any such Tenant Delay(s).

              2. TERMINATION OPTION. If the Substantial Completion Date has not occurred on or before the date which is 120 days after the Commencement Date (the "Outside Completion Date"), then Tenant, as its sole remedy, may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of: (i) five (5) Business Days after the Outside Completion Date; and (ii) the Substantial Completion Date. In such event, this Lease shall be deemed null and void and of no further force and effect and, so long as Tenant has not previously defaulted under any of its obligations under the Work Letter, Landlord shall return the Security Deposit to Tenant as described in this Lease, Landlord shall reimburse to Tenant any Base Rental and Tenant's Pro Rata Share of Taxes and Operating Expenses paid by Tenant for the period commencing as of the Commencement Date through the date of termination described above for any portion of the Premises not occupied by Tenant during such period, and the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. Landlord and Tenant acknowledge and agree that the Outside Completion Date shall be postponed by the number of days the Substantial Completion Date is delayed due to events of Force Majeure. Further, if Landlord shall be delayed in substantially completing the Landlord Work in the Premises as a result of any Tenant Delays (defined below), then, for purposes of determining the Substantial Completion Date, the date of substantial completion of the Landlord Work in the Premises shall be deemed to be the day that said Landlord Work would have been substantially completed absent any such Tenant Delay(s) . Notwithstanding anything herein to the contrary, if Landlord determines that it will be unable to cause the Substantial Completion Date to occur by the Outside Completion Date, Landlord shall have the right to immediately cease its performance of the Landlord Work and provide Tenant with written notice (the "Outside Extension Notice") of such inability, which Outside Extension Notice shall set forth the date on which Landlord reasonably believes that the Substantial Completion Date will occur. Upon receipt of the Outside Extension Notice, Tenant shall have the right to terminate this Lease by providing written notice of termination to Landlord within five (5) Business Days after the date of the Outside Extension Notice. If Tenant does not terminate this Lease within such five (5) Business Day period, the Outside Completion Date shall automatically be amended to be the date set forth in Landlord's Outside Extension Notice.

              3. TENANT DELAYS. "Tenant Delay" means any act or omission of Tenant or its agents, employees, vendors or contractors that actually delays the substantial completion of the Landlord Work, including, without limitation: (1) Tenant's failure to furnish information or approvals within any time period specified in this Lease, including the failure to prepare or approve preliminary or final plans by any applicable due date; (2) Tenant's selection of equipment or materials that have long lead times after first being informed by Landlord that the selection may result in a delay; (3) changes requested or made by Tenant to previously approved plans and specifications; (4) performance of work in the Premises by Tenant or Tenant's contractor(s) during the performance of the Landlord Work;
                     (5) if the performance of any portion of the Landlord Work depends on the prior or simultaneous performance of work by Tenant, a delay by Tenant or Tenant's contractor(s) in the completion of such work; or (6) Tenant's failure to comply with the time periods reflected on the Critical Date Schedule attached hereto as EXHIBIT G. Landlord shall use reasonable efforts to notify Tenant of any circumstances of which Landlord is aware that have caused or may cause a Tenant Delay, so that Tenant may take whatever action is appropriate to minimize or prevent such Tenant Delay. The Critical Date Schedule is included only as a guideline as to the dates that must be complied with in order for the Landlord Work to be substantially completed as of the Commencement Date and, except as specifically described in this Section III.A., shall not modify this Section III.A. in any manner.

              4. SUBSTANTIAL COMPLETION OF LANDLORD WORK. The Landlord Work in the Premises shall be deemed to be substantially completed on the later of (i) the date that Landlord reasonably determines that all Landlord's Work in the Premises has been performed (or would have been performed absent any Tenant Delays), other than any details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant's use of the Premises or (ii) the date Landlord receives all governmental approvals which are required to obtain a temporary or permanent certificate of occupancy for the Premises from the local governmental authority (or would have been received absent any Tenant Delays). Tenant's right to terminate this Lease as described above shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Substantial Completion Date not occurring on or before the Outside Completion Date.

       B. By taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises or the Building or suitability thereof for Tenant's use. Notwithstanding the foregoing, Tenant's acceptance of the Premises shall be subject to Landlord's obligation to correct portions of the Landlord Work as set forth on a construction punch list prepared by Landlord and Tenant in accordance with the terms hereof. Within fifteen (15) days after the substantial completion of the Landlord Work in the Premises, Landlord and Tenant shall together conduct an inspection of such portion of the Premises and prepare a "punch list" setting forth any portions of the Landlord Work that are not in conformity with the Landlord Work as required by the terms of this Lease. Notwithstanding the foregoing, at the request of Landlord, such construction punch list shall be mutually prepared by Landlord and Tenant prior to the date on which Tenant first begins to move its furniture, equipment or other personal property into the Premises. Landlord, as part of the Landlord Work, shall use good faith efforts to correct all such items within a reasonable time following the completion of the punch list. Notwithstanding anything contained herein to the contrary, Tenant shall have eleven (11) months from the completion of Landlord Work in the Premises in which to discover and notify Landlord of any latent defects in Landlord's Work in such portion of the Premises. Landlord shall be responsible for the correction of any latent defects with respect to which it received timely notice from Tenant.

       C. Notwithstanding anything to the contrary contained in the Lease, Landlord shall not be obligated to tender possession of any portion of any other space leased by Tenant from time to time hereunder (exclusive of the initial Premises) that, on the date possession is to be delivered, is occupied by a tenant or other occupant or that is subject to the rights of any other tenant or occupant, nor shall Landlord have any other obligations to Tenant under this Lease with respect to such space until the date
              Landlord: (1) recaptures such space from such existing tenant or occupant; and (2) regains the legal right to possession thereof. This Lease shall not be affected by any such failure to deliver possession and Tenant shall have no claim for damages against Landlord as a result thereof, all of which are hereby waived and released by Tenant. The Commencement Date and Termination Date shall be determined as provided in Section III.A. above.

       D. If Tenant takes possession of the Premises prior to the Commencement Date for any purpose (including for purposes of installing furniture or equipment or conducting business operations therein), such possession shall be subject to all the terms and conditions of the Lease and Tenant shall pay Additional Base Rental (but not Base Rental) for such portion of the Premises to Landlord for each day of occupancy prior to the Commencement Date. Tenant shall, however, be liable for the cost of any services (e.g. electricity, HVAC, freight elevators) that are provided to Tenant or the Premises during the period of Tenant's possession prior to the Commencement Date. Nothing herein shall be construed as granting Tenant the right to take possession of any portion of the Premises prior to the Commencement Date, whether for construction, fixturing or any other purpose, without the prior consent of Landlord.

IV. RENT.

       A. During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Base Rental hereunder the sum of (1) Tenant's Pro Rata Share of the amount, if any, by which Taxes (hereinafter defined) for the applicable calendar year exceed the Tax Base Amount plus (2) Tenant's Pro Rata Share of the amount, if any, by which Expenses for the applicable calendar year exceed the Expense Base Amount. Tenant's Pro Rata Share of increases in Taxes and Tenant's Pro Rata Share of increases in Expenses shall be computed separate and independent of each other prior to being added together to determine the "Excess". In the event that Taxes and/or Expenses, as the case may be, in any calendar year decrease below the amount of the Tax Base Amount or the Expense Base Amount, as applicable, Tenant's Pro Rata Share of Taxes and/or Tenant's Pro Rata Share of Expenses, as the case may be, for such calendar year shall be deemed to be $0, it being understood that Tenant shall not be entitled to any credit or offset if Taxes decrease below the Tax Base Amount or if Expenses decrease below the Expense Base Amount. Prior to January 1 of the calendar year immediately following the Base Year, and prior to January 1 of each subsequent calendar year during the Lease Term, or as soon thereafter as practical, Landlord shall make a good faith estimate of the Excess for the applicable calendar year and Tenant's Pro Rata Share thereof. On or before the first day of each month during such calendar year, Tenant shall pay to Landlord, as Additional Base Rental, a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Excess. Landlord shall have the right from time to time during any such calendar year to revise the estimate of Basic Costs and the Excess for such year and provide Tenant with a revised statement therefor, and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Basic Costs and the Excess by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of Basic Costs and the Excess for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Base Rental based on the previous year's estimate. Tenant shall pay Landlord for any underpayment within thirty (30) days after demand. Any overpayment shall, at Landlord's option, be refunded to Tenant within thirty (30) days or credited against the next installments of Base Rental and Additional Base Rental due for the months immediately following the furnishing of such estimate. Any amounts paid by Tenant based on any estimate shall be subject to adjustment pursuant to the immediately following paragraph when actual Basic Costs are determined for such calendar year.

              As soon as is practical following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs and the actual Excess for the previous calendar year. If, however, Landlord fails to furnish Tenant a statement of actual Basic Costs for a given calendar year within twelve (12) months after the end of said calendar year and such failure continues for an additional sixty
              (60) days after Landlord's receipt of a written request from Tenant that such statement of actual Basic Costs should be furnished (the "Request for Statement of Basic Costs"), and provided the Request for Statement of Basic Costs contains a statement that Landlord's failure to furnish such statement may prejudice Landlord's right to collect any underpayment of Basic Costs from Tenant as described in Section IV.A. of the Lease, then Landlord shall be deemed to have waived any rights to recover any underpayment of Basic Costs from Tenant applicable to said calendar year (except to the extent such underpayment is attributable to a default by Tenant in its obligation to make estimated payments of Basic Costs). Further, in no event shall the foregoing provision describing the time period during which Landlord is to deliver the statement of actual Basic Costs in any manner limit or otherwise prejudice Landlord's right to modify such statement of actual costs after such time period if new, additional or different information relating to such statement of actual costs is discovered or otherwise determined.

              If the estimated Excess actually paid by Tenant for the prior year is in excess of Tenant's actual Pro Rata Share of the Excess for such prior year, then Landlord shall apply such overpayment against Base Rental and Additional Base Rental due or to become due hereunder, provided if the Lease Term expires prior to the determination of such overpayment, Landlord shall refund such overpayment to Tenant within thirty (30) days after first deducting the amount of any Rent due hereunder. Likewise, Tenant shall pay to Landlord, within ten (10) days after demand, any underpayment with respect to the prior year, whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.

       B. Basic Costs shall mean Taxes and all costs and expenses paid or incurred in each calendar year in connection with operating, maintaining, repairing, managing the Building and the Property, including, but not limited to, the following:

              1. All labor costs for all persons performing services required or utilized in connection with the operation, repair, replacement and maintenance of and control of access to the Building and the Property, including but not limited to amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workers' compensation insurance, uniforms, training, disability benefits, pensions, hospitalization, retirement plans, group insurance or any other similar or like expenses or benefits.

              2. All management fees (not to exceed, an a per annum basis, 5% of the gross receipts for the Building), the cost of equipping and maintaining a management office at the Building, accounting services, legal fees not attributable to leasing and collection activity, and all other administrative costs relating to the Building and the Property. If management services are not provided by a third party, Landlord shall be entitled to a management fee comparable to that due and payable to third parties provided Landlord or management companies owned by, or management divisions of, Landlord perform actual management services of a comparable nature and type as normally would be performed by third parties.

              3. All rental and/or purchase costs of materials, supplies, tools and equipment used in the operation, repair, replacement (other than replacements deemed to be a capital improvement under generally accepted accounting principles, in which event Section IV.B.11 below shall control with respect to such item) and maintenance and the control of access to the Building and the Property.

              4. All amounts charged to Landlord by contractors and/or suppliers for services, replacement parts, components, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement of and control of access to any part of the Building, or the Property generally, including the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems and equipment.

              5. All premiums and deductibles paid by Landlord for fire and extended coverage insurance, earthquake and extended coverage insurance, liability and extended coverage insurance, rental loss insurance, elevator insurance, boiler insurance and other insurance customarily carried from time to time by landlords of comparable office buildings in the Buckhead area of Atlanta, Georgia or required to be carried by Landlord's Mortgagee.

              6. Charges for water, gas, steam and sewer, but excluding those charges for which Landlord is otherwise reimbursed by tenants, and charges for Electrical Costs. For purposes hereof, the term "Electrical Costs" shall mean: (i) all charges paid by Landlord for electricity supplied to the Building, Property and Premises, regardless of whether such charges are characterized as distribution charges, transmission charges, generation charges, public good charges, disconnection charges, competitive transaction charges, stranded cost recoveries or otherwise; (ii) except to the extent otherwise included in Basic Costs, any costs incurred in connection with the energy management program for the Building, Property and Premises, including any costs incurred for the replacement of lights and ballasts and the purchase and installation of sensors and other equipment that saves energy; and (iii) if and to the extent permitted by law, a reasonable fee for the services provided by Landlord in connection with the selection of utility companies and the negotiation and administration of contracts for the generation of electricity. Notwithstanding the foregoing, Electrical Costs shall be adjusted as follows: (a) any amounts received by Landlord as reimbursement for above standard electrical consumption shall be deducted from Electrical Costs, (b) the cost of electricity incurred in providing overtime HVAC to specific tenants shall be deducted from Electrical Costs, it being agreed that the electrical component of overtime HVAC Costs shall be calculated as a reasonable percentage of the total HVAC costs charged to such tenants, and (c) if Tenant is billed directly for the cost of electricity to the Premises as a separate charge in addition to Base Rental and Basic Costs, the cost of electricity to individual tenant spaces in the Building shall be deducted from Electrical Costs.

              7. "Taxes", which for purposes hereof, shall mean: (a) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (b) all personal property taxes for the Building's personal property, including license expenses, (c) all taxes imposed on services of Landlord's agents and employees, (d) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (e) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building, but excluding income taxes. For the purpose of determining real estate taxes and assessments for any given calendar year, the amount to be included in Taxes for such year shall be as follows: (1) with respect to any special assessment that is payable in installments, Taxes for such year shall include the amount of the installment (and any interest) due and payable during such year; and (2) with respect to all other real estate taxes, Taxes for such year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for such year or the amount due and payable for such year, provided that Landlord's election shall be applied consistently throughout the Lease Term. If a reduction in Taxes is obtained for any year of the Lease Term during which Tenant paid its Pro Rata Share of Basic Costs, then Basic Costs for such year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on such adjustment. Likewise, if a reduction is subsequently obtained for Taxes for the Base Year (if Tenant's Pro Rata Share is based upon increases in Basic Costs over a Base
                     Year), Basic Costs for the Base Year shall be restated and the Excess for all subsequent years recomputed. Tenant shall pay to Landlord Tenant's Pro Rata Share of any such increase in the Excess within thirty (30) days after Tenant's receipt of a statement therefor from Landlord.

              8. All landscape expenses and costs of maintaining, repairing, resurfacing and striping of the parking areas and garages of the Property, if any.

              9. Cost of all maintenance service agreements, including those for equipment, alarm service, window cleaning, venetian blind cleaning, janitorial services, pest control, uniform supply, plant maintenance, landscaping, and any parking equipment.

              10. Cost of all other repairs, replacements and general maintenance of the Property and Building neither specified above nor directly billed to tenants.

              11. The amortized cost of capital improvements made to the Building or the Property which are: (a) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building; or (b) required to comply with any laws, rules or regulations of any governmental authority. The cost of such capital improvements shall be amortized over a period of five (5) years and shall, at Landlord's option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed, provided if the payback period for any capital improvement is less than five (5) years, Landlord may amortize the cost of such capital improvement over the payback period. Notwithstanding the foregoing, the portion of the annual amortized costs to be included in Basic Costs in any calendar year with respect to a capital improvement which is intended to reduce expenses or improve the operating efficiency of the Property or Building shall equal the lesser of: a) such annual amortized costs; and b) the actual annual amortized reduction in expenses for that portion of the amortization period of the capital improvement which falls within the Lease Term.

              12. Any other expense or charge of any nature whatsoever which, in accordance with general industry practice with respect to the operation of a first-class office building in Atlanta, Georgia, would be construed as an operating expense.

              In addition, if Landlord incurs any Taxes or costs and expenses in connection with the operation, maintenance, repair, or management of the Building and one or more other buildings, such costs and expenses shall be equitably prorated between the Building and such other buildings and the Building's equitable share thereof shall be included in Basic Costs. Notwithstanding the foregoing, for purposes of computing Tenant's Pro Rata Share of Basic Costs, the Controllable Basic Costs (hereinafter defined) shall not increase by more than six percent (6%) per calendar year on a compounding basis over the course of the Lease Term. In other words, Controllable Basic Costs for the first calendar year after the Base Year shall not exceed one hundred six percent (106%) of the Controllable Basic Costs for the Base Year. Controllable Basic Costs for the second calendar year after the Base Year shall not exceed one hundred six percent (106%) of the limit on Controllable Basic Costs for the first calendar year after the Base Year, etc. By way of illustration, if Controllable Basic Costs were $10.00 per rentable square for the Base Year, then Controllable Basic Costs for the first (1st) calendar year following the Base Year shall not exceed $10.60 per rentable square foot, and Controllable Basic Costs for the second calendar year following the Base Year shall not exceed $11.24 per rentable square foot. "Controllable Basic Costs" shall mean all Basic Costs exclusive of the cost of Taxes, insurance, utilities and capital improvements.

              Basic Costs shall not include the cost of capital improvements (except as set forth above and as distinguished from replacement parts or components purchased and installed in the ordinary course), depreciation, interest (except as provided above with respect to the amortization of capital improvements), lease commissions, and principal payments on mortgage and other non-operating debts of Landlord.

              Basic Costs shall also exclude the following:

                            a. Repairs or other work occasioned by (i) fire, windstorm, or other casualty of the type which Landlord has insured (to the extent that Landlord has received insurance proceeds and provided that the amount of any deductible paid by Landlord shall be included in Basic Costs), or (ii) the exercise of the right of eminent domain (to the extent that such repairs or other work are covered by the proceeds of the award, if any, received by Landlord).

                            b. Leasing and brokerage commissions, attorney's fees, costs, and disbursements and other expenses incurred in connection with negotiation of leases with prospective tenants.

                            c. Rental concessions granted to specific tenants and expenses incurred in renovating or otherwise improving or decorating, painting, or redecorating space for specific tenants, other than ordinary repairs and maintenance provided to all tenants.

                            d.     Overhead and profit increment paid to
                                   subsidiaries or other affiliates of Landlord for services (including management services and the fees paid in connection therewith) on or to the Property, Building and\or Premises to the extent only that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience.

                            e.     Advertising and promotional expenditures.

                            f. Any penalties or liquidated damages that Landlord pays to Tenant under this Lease or to any other tenants in the Building under their respective leases.

                            g. Attorney's fees, costs and other expenses incurred in connection with disputes with tenants or other occupants of the Building or incurred to enforce the obligations of tenants under leases of portions of the Building.

                            h. The cost or expense of any services or benefits provided to other tenants in the Building and not provided or available to Tenant.

                            i.     The cost of operating any commercial
                                   concession which is operated by Landlord in the Building, including without limitation, any compensation paid to clerks, attendants or other persons operating such commercial concessions on behalf of Landlord, but only to the extent revenues from any such commercial concessions exceed such costs and compensation.

                            j. Any fines or penalties incurred as a result of violation by Landlord of any law, order, rule or regulation of any governmental authority.

                            k. Expenses incurred in connection with the initial construction of the Building, Garage and Common Areas.

                            l. All costs of purchasing, repairing and replacing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building).

                            m. To the extent that parking revenues exceed parking expenses, the costs incurred in owning, operating, maintaining and repairing any underground or above-ground parking garage and/or any other parking facilities associated with the Building and Common Areas.

                            n. Salaries or fringe benefits of (i) employees above the grade of building manager or general manager, and (ii) employees whose time is not spent directly and solely in the operation of the Property, provided that if any employee performs services in connection with the Building and other buildings, costs associated with such employee may be proportionately included in Basic Costs based on the percentage of time such employee spends in connection with the operation, maintenance and management of the Building.

                            o. Any expenses for which Landlord has received actual reimbursement, whether by insurance or otherwise (other than through Basic Costs).

                            p. Any costs, fines or penalties incurred due to violations by Landlord of any environmental law in effect (and as enforced) as of the Commencement Date (except where such costs, fines or penalties are incurred by Landlord for violations of any such law, order, rule or regulation that is ultimately determined to be invalid or inapplicable); and any cost or expense related to removal, cleaning, abatement or remediation of "hazardous materials" in or about the Building, Common Area or Property, including, without limitation, hazardous substances in the ground water or soil, except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building, Common Area or Property.

                            q. All costs associated with the operation of the business of the ownership or entity which constitutes "Landlord" (as distinguished from the costs of operating, maintaining, repairing and managing the Building) including, but not limited to, Landlord's general corporate overhead and general administrative expenses.

                            r. Costs incurred by Landlord in connection with the correction of defects in design and original construction of the Building, Garage and Common Areas.

                            s. Any fines, costs, penalties or interest resulting from the adjudicated negligence or adjudicated willful misconduct of the Landlord or its agents, contractors, or employees.

                            t.     Ground lease rental.

                            u.     Landlord's charitable and political
                                   contributions.

                            v. Costs incurred (less costs of recovery) for any items to the extent covered by a manufacturer's, materialman's, vendor's or contractor's warranty (a "Warranty") which are paid by such manufacturer, materialman, vendor or contractor (Landlord shall use reasonable efforts to pursue a warranty claim for items covered by a Warranty unless Landlord determines in good faith that such action would not be in the best interest of the Building).

                            w. The cost of statements and reports rendered to shareholders of Landlord.

                            x. All bad debt loss, rent loss, or reserves for bad debt or rent loss;

                            y. To the extent any services (on a per square foot basis) are provided to a tenant or occupant of the Building at a level that is materially greater than the level at which such services are available to Tenant, the cost of providing such services at a level that is over and above the level available to Tenant shall be excluded from Basic Costs.

                     If the Building is not at least ninety-five percent (95%) occupied during any calendar year of the Lease Term or if Landlord is not supplying services to at least ninety-five percent (95%) of the total Rentable Area of the Building at any time during any calendar year of the Lease Term, actual Basic Costs for purposes hereof shall be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building during such year. If Tenant pays for its Pro Rata Share of Basic Costs based on increases over a "Base Year" and Basic Costs for any calendar year during the Lease Term are determined as provided in the foregoing sentence, Basic Costs for such Base Year shall also be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building. Any necessary extrapolation of Basic Costs under this Article shall be performed by adjusting the cost of those components of Basic Costs that are impacted by changes in the occupancy of the Building (including, at Landlord's option, Taxes) to the cost that would have been incurred if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building. In addition, if Tenant's Pro Rata Share of Basic Costs is determined based upon increases over a Base Year and Basic Costs for the Base Year include exit and disconnection fees, stranded cost charges and/or competitive transaction charges, such fees and charges may, at Landlord's option, be imputed as a Basic Cost for subsequent years in which such fees and charges are not incurred. In no event, however, shall the amount of such imputed fees and charges exceed the actual amount of exit and disconnection fees, stranded cost charges and/or competitive transaction charges that were actually included in Basic Costs for the Base Year.

              C. Tenant, within ninety (90) days after receiving Landlord's statement of actual Basic Costs for a particular calendar year, shall have the right to provide Landlord with written notice (the "Review Notice") of its intent to review Landlord's books and records relating to the Basic Costs for such calendar year. Within a reasonable time after receipt of a timely Review Notice, Landlord shall make such books and records available to Tenant or Tenant's agent for its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord's books and records for any calendar year, such agent must be CPA firm licensed to do business in the state in which the Building is located. Tenant shall be solely responsible for any and all costs, expenses and fees incurred by Tenant or Tenant's agent in connection with such review. If Tenant elects to review Landlord's books and records, within thirty (30) days after such books and records are made available to Tenant, Tenant shall have the right to give Landlord written notice stating in reasonable detail any objection to Landlord's statement of actual Basic Costs for such calendar year. If Tenant fails to give Landlord written notice of objection within such thirty (30) day period or fails to provide Landlord with a Review Notice within the ninety (90) day period provided above, Tenant shall be deemed to have approved Landlord's statement of Basic Costs in all respects and shall thereafter be barred from raising any claims with respect thereto. Notwithstanding the foregoing, if a subsequent review of Expenses in accordance with the terms hereof discloses that a particular material item of Expenses has been overstated by more than five percent (5%) and there is a reasonable basis to assume such item was similarly overstated in any of the three (3) immediately previous calendar years, Landlord shall allow Tenant to perform a review of Landlord's books and records with respect to such particular item(s) for any of the three (3) immediately previous calendar years in which Tenant elected not to review Landlord's books and records. Upon Landlord's receipt of a timely objection notice from Tenant, Landlord and Tenant shall work together in good faith to resolve the discrepancy between Landlord's statement and Tenant's review. If Landlord and Tenant determine that Basic Costs for the calendar year in question are less than reported, Landlord shall provide Tenant with a credit against future Base Rental and Additional Base Rental in the amount of any overpayment by Tenant. Likewise, if Landlord and Tenant determine that Basic Costs for the calendar year in question are greater than reported, Tenant shall forthwith pay to Landlord the amount of underpayment by Tenant. In addition, if Landlord and Tenant determine that Basic Costs for the Building for the year in question were less than stated by more than five percent (5%), Landlord, within thirty (30) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for any reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. Any information obtained by Tenant pursuant to the provisions of this Section shall be treated as confidential. Notwithstanding anything herein to the contrary, Tenant shall not be permitted to examine Landlord's books and records or to dispute any statement of Basic Costs unless Tenant has paid to Landlord the amount due as shown on Landlord's statement of actual Basic Costs, said payment being a condition precedent to Tenant's right to examine Landlord's books and records.

              D. Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction whatsoever, the full amount of all Base Rental and Additional Base Rental due hereunder. In addition, Tenant shall pay and be liable for, as additional rent, all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms and conditions of this Lease. Any such payments shall be paid concurrently with the payments of the Rent on which the tax is based. The Base Rental, Tenant's Pro Rata Share of Basic Costs and any recurring monthly charges due hereunder shall be due and payable in advance on the first day of each calendar month during the Lease Term without demand, provided that the installment of Base Rental for the first full calendar month of the Lease Term shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before ten (10) Business Days after Tenant's receipt of billing by Landlord. If the Lease Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, then the monthly Base Rental and Tenant's Pro Rata Share of Basic Costs for such month shall be prorated for the number of days in such month occurring within the Lease Term based on a fraction, the numerator of which is the number of days of the Lease Term that fell within such calendar month and the denominator of which is thirty (30). All such payments shall be by a good and sufficient check. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct amount of Rent due under this Lease shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other available remedy. The acceptance by Landlord of any Rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord's right to declare a default for any other late payment. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

              E. If Tenant fails to pay any installment of Rent when due and payable hereunder, a service fee equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord (provided Tenant shall be entitled to a grace period of five (5) days after notice from Landlord with respect to the first two (2) late payments in any calendar year). Landlord shall also be entitled to interest on late payments of Rent as described in Section XXIII.D. below.

V. USE.

       The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord's reasonable opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant shall conduct its business and control its agents, servants, contractors, employees, customers, licensees, and invitees in such a manner as not to unreasonably interfere with, annoy or disturb other tenants, or in any way interfere with Landlord in the management and operation of the Building. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the operation of Tenant's business and to the use, condition, configuration or occupancy of the Premises, including without limitation, the Americans with Disabilities Act (collectively referred to as "Laws") . Except to the extent properly included in Basic Costs, Landlord shall be responsible for the cost of correcting any violations of Title III of the Americans with Disabilities Act (ADA) with respect to the Common Areas of the Building. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Tenant, within ten (10) days after receipt thereof, shall provide Landlord with copies of any notices it receives with respect to a violation or alleged violation of any Laws. Tenant will comply with the rules and regulations of the Building attached hereto as EXHIBIT B and such other rules and regulations adopted and altered by Landlord from time to time and will cause all of its agents, servants, contractors, employees, customers, licensees and invitees to do so. All changes to such rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing. The rules and regulations shall be generally applicable, and generally applied in the same manner, to all tenants of the Building.

VI. SECURITY DEPOSIT.

       A. As security for the performance of Tenant's obligations under this Lease, upon the execution of this Lease by Tenant, Tenant shall deliver to Landlord a Security Deposit consisting of an irrevocable letter of credit (the "Letter of Credit"), which Letter of Credit shall: (a) be in the amount of $1,212,468.06; (b) be issued on the form attached hereto as EXHIBIT F; (c) name EOP-Buckhead, L.L.C. or such other designee of Landlord, as requested by Landlord, as its beneficiary; (d) be drawn on an FDIC insured financial institution satisfactory to the Landlord; and
              (e) expire no earlier than sixty (60) days after the Termination Date of this Lease.

       B. The Security Deposit shall be delivered to Landlord and shall be held by Landlord without liability for interest (unless required by law). The Security Deposit is not an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to satisfy past due Rent or to cure any uncured default by Tenant. If Landlord uses the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (1) the determination of Tenant's Pro Rata Share of any Excess (defined in Section IV.A.) for the final year of the Lease Term; (2) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (3) the Termination Date. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

       C. Notwithstanding anything herein to the contrary, provided Tenant is not in default under this Lease as of the effective date of any reduction of the Letter of Credit, Tenant shall have the right to reduce the amount of the Letter of Credit by $242,493.61 effective as of the 3rd anniversary of the Commencement Date and each subsequent annual anniversary of the Commencement Date thereafter. Landlord may prevent any such reduction by delivering written notice to the issuer of the Letter of Credit that Tenant is in default under the Lease. Notwithstanding the foregoing, effective as of the 3rd anniversary of the Commencement Date, upon written request of Tenant and provided that Tenant is not in default under this Lease as of such date, Landlord agrees to review Tenant's then current financial statements and to discuss with Tenant the feasibility of reducing or eliminating the Security Deposit in its entirety or accelerating the reduction schedule described above. However, although Landlord agrees to discuss such matter with Tenant in good faith, any decision of Landlord with respect to such matter shall be made in Landlord's sole discretion.

VII. SERVICES TO BE FURNISHED BY LANDLORD.

       A. Landlord, as part of Basic Costs (except as otherwise provided), agrees to furnish Tenant the following services:

              1. Water for use in the lavatories on the floor(s) on which the Premises is located. If Tenant desires water in the Premises for any approved reason, including a private lavatory or kitchen, cold water shall be supplied, at Tenant's sole cost and expense, from the Building water main through a line and fixtures installed at Tenant's sole cost and expense with the prior reasonable consent of Landlord. If Tenant desires hot water in the Premises, Tenant, at its sole cost and expense and subject to the prior reasonable consent of Landlord, shall install a hot water heater in the Premises. Tenant shall be solely responsible for maintenance and repair of any such hot water heater.

              2. Central heat and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as are appropriate to maintain the standards reflected on the HVAC specifications reflected in the "Mechanical System for Building" portion of EXHIBIT D-1 attached hereto, or as required by governmental authority. If Tenant requires central heat, ventilation or air conditioning at hours other than Normal Business Hours, such central heat, ventilation or air conditioning shall be furnished only upon the oral request of an authorized representative of Tenant (i.e. pre-authorized by Tenant in writing) or the written request of Tenant delivered to Landlord at the office of the Building prior to 12:00 P.M. on the date excess usage is required if such date is a Business Day, or
                     (ii) 12:00 P.M. on the immediately preceding Business Day if such excess usage is desired on a Saturday, Sunday or Holiday. Tenant shall pay Landlord, as Additional Base Rental, the entire cost of additional service as such costs are determined by Landlord from time to time. As of the date hereof, Landlord's charge for after hours heating and air conditioning service is $30.00 per hour.

              3. Maintenance and repair of all Common Areas in a first class manner deemed by Landlord to be standard for buildings of similar class, size, age and location in the Buckhead area of Atlanta, Georgia.

              4. Janitor service on Business Days; provided, however, if Tenant's use, floor covering or other improvements require special services, Tenant shall pay the additional cost reasonably attributable thereto as Additional Base Rental.

              5. Passenger elevator service in common with other tenants of the Building, provided that, subject to Force Majeure, at least one (1) passenger elevator servicing the Premises shall be available for the use of Tenant, twenty-four (24) hours a day, 365/6 days per year.

              6. Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions set forth in Article XI of this Lease.

              7. Access to the Building for Tenant and its employees 24-hours a day, seven (7) days a week, subject to the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign in procedures and/or presentation of identification cards.

              8. Security to the Building consistent with a first-class office building in the Buckhead area in Atlanta, Georgia, which may be provided through a security system involving any one or a combination of cameras, monitoring devices or guards, sign-in or identification procedures or other comparable system.

       B. Landlord's failure to furnish, or any interruption or termination of, services due to the application of Laws (defined in Section I.B.12 above), the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Landlord (a "Service Failure") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, is made untenantable for a period in excess of 3 consecutive Business Days as a result of the Service Failure, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises has not been rendered untenantable by the Service Failure, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises rendered untenantable and not used by Tenant.

       C. Tenant expressly acknowledges that if Landlord, from time to time, elects to provide security services, Landlord shall not be deemed to have warranted the efficiency of any security personnel, service, procedures or equipment and Landlord shall not be liable in any manner for the failure of any such security personnel, services, procedures or equipment to prevent or control, or apprehend anyone suspected of personal injury, property damage or any criminal conduct in, on or around the Property.

VIII. LEASEHOLD IMPROVEMENTS.

       Any trade fixtures, unattached and movable equipment or furniture, or other personalty brought into the Premises by Tenant ("Tenant's Property") shall be owned and insured by Tenant. Tenant shall remove all such Tenant's Property from the Premises in accordance with the terms of Article XXXV hereof. Any and all alterations, additions and improvements to the Premises, including any built-in furniture (collectively, "Leasehold Improvements") shall be owned and insured by Landlord and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. Landlord may, nonetheless, at any time prior to the expiration or earlier termination of this Lease or Tenant's right to possession, require Tenant to remove any Leasehold Improvements performed by or for the benefit of Tenant and all electronic, phone and data cabling as are designated by Landlord (the "Required Removables") at Tenant's sole cost. In the event that Landlord so elects, Tenant shall remove such Required Removables within ten (10) Business Days after notice from Landlord, provided that in no event shall Tenant be required to remove such Required Removables prior to the expiration or earlier termination of this Lease or Tenant's right to possession. In addition to Tenant's obligation to remove the Required Removables, Tenant shall repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises to a "move in" condition. If Tenant fails to remove any specified Required Removables or to perform any required repairs and restoration within the time period specified above, Landlord, at Tenant's sole cost and expense, may remove, store, sell and/or dispose of the Required Removables and perform such required repairs and restoration work. Tenant, within fifteen (15) days after demand from Landlord, shall reimburse Landlord for any and all reasonable costs incurred by Landlord in connection with the Required Removables. Notwithstanding the foregoing, Tenant may request in writing at the time it submits its plans and specifications for an alteration, addition or improvement, that Landlord advise Tenant whether Landlord will require Tenant to remove, at the termination of this Lease or Tenant's right to possession hereunder, such alteration, addition or improvement, or any particular portion thereof and Landlord shall advise Tenant within twenty (20) days after receipt of Tenant's request as to whether Landlord will require removal; provided, however, Landlord shall have the right to require Tenant to remove any vault, stairway, raised floor or structural alterations installed in the Premises, regardless of whether Landlord timely notified Tenant that it would require such removal.

IX. GRAPHICS.

       Landlord shall provide and install, at Tenant's cost (subject to the Allowance), any suite numbers and Tenant identification on the exterior of the Premises using the standard graphics for the Building. Tenant shall not be permitted to install any signs or other identification without Landlord's prior written consent, which consent shall not be unreasonably withheld. Landlord shall include Tenant's name, at Tenant's cost, in the Building lobby directory.

X. REPAIRS AND ALTERATIONS.

       A. Except to the extent such obligations are imposed upon Landlord hereunder, Tenant, at its sole cost and expense, shall perform all maintenance and repairs to the Premises as are necessary to keep the same in good condition and repair throughout the entire Lease Term, reasonable wear and tear excepted. Tenant's repair and maintenance obligations with respect to the Premises shall include, without limitation, any necessary repairs with respect to: (1) any carpet or other floor covering, (2) any interior partitions, (3) any doors, (4) the interior side of any demising walls, (5) any telephone and computer cabling that serves Tenant's equipment exclusively, (6) any supplemental air conditioning units, private showers and kitchens, including any plumbing in connection therewith, and similar facilities serving Tenant exclusively, and (7) any alterations, additions or improvements performed by contractors retained by Tenant. All such work shall be performed in accordance with section X.B. below and the rules, policies and procedures reasonably enacted by Landlord from time to time for the performance of work in the Building. If Tenant fails to make any necessary repairs to the Premises within ten
              (10) days after notice from Landlord (provided that no prior notice shall be required in the event of an emergency), Landlord may, at its option, make such repairs, and Tenant shall pay the cost thereof to the Landlord on demand as Additional Base Rental, together with an administrative charge in an amount equal to ten percent (10%) of the cost of such repairs. Notwithstanding the foregoing, if the repair to be performed by Tenant cannot reasonably be completed within ten (10) days by Tenant or Landlord, Landlord shall not exercise its right to make such repair on Tenant's behalf so long as Tenant commences such repair within ten (10) days after notice from Landlord and is diligently pursuing the same to completion. Landlord shall, at its expense (except as included in Basic Costs), keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon: (a) the roof, gutters, downspouts, if any, and all other structural elements of the Building; and (b) all mechanical, electrical and plumbing systems that serve the Building in general; and (c) the Building facilities common to all tenants including, but not limited to, the ceilings, walls and floors in the Common Areas.

       B. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises without first obtaining the written consent of Landlord in each such instance which consent shall not be unreasonably withheld, conditioned or delayed. Prior to commencing any such work and as a condition to obtaining Landlord's consent, Tenant must furnish Landlord with plans and specifications reasonably acceptable to Landlord (which Landlord shall approve or disapprove within five (5) Business Days after receipt from Tenant provided Tenant includes a written reminder notice that Landlord is to respond within five (5) Business Days); names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in accordance with Article XVI section B. hereof; and payment bond or other security, all in form and amount satisfactory to Landlord. All such improvements, alterations or additions shall be constructed in a good and workmanlike manner using Building Standard materials or other new materials of equal or greater quality. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate the time when any such alterations, additions and improvements may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion, Tenant shall furnish "as-built" plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with all insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. Tenant shall reimburse Landlord upon demand as Additional Base Rental for all reasonable sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electric and plumbing plans for any alterations, additions or improvements. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any alterations, additions or improvements that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. In the event Landlord elects to oversee such work, Landlord shall be entitled to receive a fee for such oversight in an amount equal to ten percent (10%) of the cost of such alterations, additions or improvements. Landlord's approval of Tenant's plans and specifications for any work performed for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the alterations, additions and improvements constructed in accordance with such plans and specifications will be adequate for Tenant's use.

XI. USE OF ELECTRICAL SERVICES BY TENANT.

       A. All electricity used by Tenant in the Premises shall, at Landlord's option, be paid for by Tenant either: (1) through inclusion in Base Rental and Basic Costs (except as provided in Section XI.B. below with respect to excess usage); or (2) by a separate charge billed directly to Tenant by Landlord and payable by Tenant as Additional Base Rental within ten (10) days after billing; or (3) by a separate charge or charges billed by the utility company(ies) providing electrical service and payable by Tenant directly to such utility company(ies). It is understood that electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and/or distribution services and that the cost of electricity may be billed as a single charge or divided into and billed in a variety of categories such as distribution charges, transmission charges, generation charges, public good charges or other similar categories. Landlord shall have the exclusive right to select the company(ies) providing electrical service to the Building, Premises and Property, to aggregate the electrical service for the Building, Premises and Property with other buildings, to purchase electricity for the Building, Premises and Property through a broker and/or buyers group and to change the providers and/or manner of purchasing electricity from time to time. Landlord shall be entitled to receive a reasonable fee (if permitted by law) for the services provided by Landlord in connection with the selection of utility companies and the negotiation and administration of contracts for the generation of electricity.

       B. Tenant's use of electrical service in the Premises shall not exceed, either in voltage, rated capacity, use beyond Normal Business Hours or overall load, that which Landlord deems to be standard for the Building. For purposes hereof, the electrical "standard" for the Building is: (a) a design load of two (2) watts per square foot of net usable floor area for all Building Standard overhead lighting located within the Premises which requires a voltage of 480/277 volts; and (b) a connected load of five (5) watts per square foot of net usable area for all equipment located and operated within the Premises which requires a voltage of 120/208 volts single phase or less, it being understood that electricity required to operate the base building HVAC system is not included within or deducted from such five (5) watts per square foot. If Tenant shall consume (or request that it be allowed to consume) electrical service in excess of that deemed by Landlord to be standard for the Building, Landlord may refuse to consent to such excess usage or may condition its consent to such excess usage upon such conditions as Landlord reasonably elects (including the installation of utility service upgrades, submeters, air handlers or cooling units), and all such additional usage (to the extent permitted by law), installation and maintenance thereof shall be paid for by Tenant as Additional Base Rental. Landlord, at any time during the Lease Term, shall have the right to separately meter electrical usage for the Premises or to measure electrical usage by survey or any other method that Landlord, in its reasonable judgment, deems to be appropriate.

       C. Notwithstanding Section A. above to the contrary, if Landlord permits Tenant to purchase electrical power for the Premises from a provider other than Landlord's designated company(ies), such provider shall be considered to be a contractor of Tenant and Tenant shall indemnify and hold Landlord harmless from such provider's acts and omissions while in, or in connection with their services to, the Building or Premises in accordance with the terms and conditions of Article XV. In addition, at the request of Landlord, Tenant shall allow Landlord to purchase electricity from Tenant's provider at Tenant's rate or at such lower rate as can be negotiated by the aggregation of Landlord's and Tenant's requirements for electricity power.

XII. ENTRY BY LANDLORD.

       Landlord and its agents or representatives shall have the right to enter the Premises to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants (during the last twelve months of the Lease Term or earlier in connection with a potential relocation) or insurers, or to clean or make repairs, alterations or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenants' premises. Except for any entry by Landlord in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises, which notice may be given verbally. Notwithstanding the foregoing, except in emergency situations as determined by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant's business in the Premises. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close the Premises to perform repairs, alterations or additions in the Premises, provided that Landlord shall use reasonable efforts to perform all such work on weekends and after Normal Business Hours. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof. Notwithstanding the foregoing, if Landlord temporarily closes the Premises as provided above for a period in excess of three (3) consecutive Business Days, Tenant, as its sole remedy, shall be entitled to receive a per diem abatement of Base Rental during the period beginning on the fourth (4th) consecutive Business Day of closure and ending on the date on which the Premises are returned to Tenant in a tenantable condition. Tenant, however, shall not be entitled to an abatement if the repairs, alterations and/or additions to be performed are required as a result of the acts or omissions of Tenant, its agents, employees or contractors, including, without limitation, a default by Tenant in its maintenance and repair obligations under the Lease.

XIII. ASSIGNMENT AND SUBLETTING.

       A. Subject to XIII.E. below, Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein or grant any license, concession or other right of occupancy of the Premises or any portion thereof or otherwise permit the use of the Premises or any portion thereof by any party other than Tenant (any of which events is hereinafter called a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed with respect to any proposed assignment or subletting. Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial responsibility does not meet the same criteria Landlord uses to select Building tenants; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige or would result in a violation of an exclusive right granted to another tenant in the Building; (3) the proposed use is different than the Permitted Use; (4) the proposed transferee is a government agency or occupant of the Building; (5) Tenant is in default; or (6) any portion of the Building or Premises would become subject to additional or different governmental laws or regulations as a consequence of the proposed Transfer and/or the proposed transferee's use and occupancy of the Premises. Notwithstanding the foregoing, Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Building if Landlord does not have space available for lease in the Building that is comparable to the space Tenant desires to sublet or assign. For purposes hereof, Landlord shall be deemed to have comparable space if it has space available on any floor of the Building that is approximately the same size as the space Tenant desires to sublet or assign within six (6) months of the proposed commencement of the proposed sublease or assignment. Tenant acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed Transfer. Any attempted Transfer in violation of the terms of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights as to any subsequent Transfers. In addition, Tenant shall not, without Landlord's consent, publicly advertise the proposed rental rate for any Transfer.

       B. If Tenant requests Landlord's consent to a Transfer, Tenant, together with such request for consent, shall provide Landlord with the name of the proposed transferee and the nature of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including, without limitation, a copy of the proposed assignment, sublease or other contractual documents and evidence satisfactory to Landlord that the proposed transferee is financially responsible. Notwithstanding Landlord's agreement to act reasonably under Section XIII.A. above, Landlord may, within thirty (30) days after its receipt of all information and documentation required herein, either, (1) consent to or reasonably refuse to consent to such Transfer in writing; or (2) terminate this Lease, with thirty (30) days prior notice, with respect to the Premises (if Tenant is proposing to assign the Lease) or with respect to the portion of the Premises that Tenant is proposing to sublet if the proposed sublease, with or without renewal options, is to expire during the last twelve (12) months of the Lease Term. Notwithstanding the foregoing, Tenant, within ten (10) days after receipt of Landlord's notice of intent to terminate, may withdraw its request for consent to the Transfer. In such event, Landlord's election to terminate the Lease with respect to all or a portion of the Premises as described above shall be null and void and of no force and effect. If Landlord consents to any such Transfer, the Transfer and consent thereto shall be in a form approved by Landlord, and Tenant shall bear all costs and expenses incurred by Landlord in connection with the review and approval of such documentation, which costs and expenses shall be deemed to be at least Five Hundred Dollars ($500.00). Notwithstanding the foregoing, provided that Tenant does not request any changes to this Lease or Landlord's standard form of consent in connection with the proposed transfer, such costs and expenses shall not exceed Five Hundred Dollars ($500.00).

       C. Fifty percent (50%) of all cash or other proceeds (the "Transfer Consideration") of any Transfer of Tenant's interest in this Lease and/or the Premises, whether consented to by Landlord or not, shall be paid to Landlord and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. In addition to the Rent hereunder, Tenant hereby covenants and agrees to pay to Landlord fifty percent (50%) of all rent and other consideration which it receives which is in excess of the Rent payable hereunder within ten (10) days following receipt thereof by Tenant. Any assignee of Tenant's rights under this Lease shall pay all sums due under this Lease directly to Landlord. Further, if Tenant is in Monetary Default (defined in Section XXII.A. below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less

              Landlord's share of any excess). However, by accepting any such payments directly from the assignee or subtenant, whether as a result of the foregoing or otherwise, Landlord does not waive any claims against the Tenant hereunder or release Tenant from any obligations under this Lease, nor recognize the subtenant as the tenant under the Lease.

       D. If Tenant is a corporation, limited liability company or similar entity, and if at any time during the Lease Term the entity or entities who own the voting shares at the time of the execution of this Lease cease for any reason (including but not limited to merger, consolidation or other reorganization involving another corporation) to own a majority of such shares, or if Tenant is a partnership and if at any time during the Lease Term the general partner or partners who own the general partnership interests in the partnership at the time of the execution of this Lease, cease for any reason to own a majority of such interests (except as the result of transfers by gift, bequest or inheritance to or for the benefit of members of the immediate family of such original shareholder[s] or partner[s]), such an event shall be deemed to be a Transfer. The preceding sentence shall not apply whenever Tenant is a corporation, the outstanding stock of which is listed on a recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another corporation, the voting stock of which is so listed.

       E. Notwithstanding anything to the contrary contained in Section XIII.A or Section XIII.D., Tenant may assign its entire interest under this Lease or sublet the Premises to a wholly owned corporation, partnership or other legal entity or affiliate, subsidiary or parent of Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as "Permitted Transfer" and the transferee of a Permitted Transfer a "Permitted Transferee") without the consent of Landlord, provided: (i) Tenant is not in default under this Lease; (ii) if such proposed transferee is a successor to Tenant by purchase, merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant and shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth at the date of the Transfer; (iii) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (iv) in no event shall any Permitted Transfer release or relieve Tenant from any of its obligations under this Lease. Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of such Permitted Transfer. As used herein: (a) "parent" shall mean a company which owns a majority of Tenant's voting equity; (b) "subsidiary" shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (c) "affiliate" shall mean an entity controlled, controlling or under common control with Tenant. Notwithstanding the foregoing, sale of the shares of equity of any affiliate or subsidiary to which this Lease has been assigned or transferred other than to another parent, subsidiary or affiliate of the original Tenant named hereunder shall be deemed to be an assignment requiring the consent of Landlord hereunder.

       F.     Any Transfer consented to by Landlord in accordance with this
              Article XIII shall be only for the Permitted Use and for no other purpose. In no event shall any Transfer release or relieve Tenant or any Guarantors from any obligations under this Lease.

XIV. LIENS.

       Tenant will not permit any mechanic's liens or other liens to be placed upon the Premises or Tenant's leasehold interest therein, the Building, or the Property. Landlord's title to the Building and Property is and always shall be paramount to the interest of Tenant, and nothing herein contained shall empower Tenant to do any act that can, shall or may encumber Landlord's title. In the event any such lien does attach, Tenant shall, within twenty (20) days of notice of the filing of said lien, either discharge or bond over such lien to the satisfaction of Landlord and Landlord's Mortgagee (as hereinafter defined), and in such a manner as to remove the lien as an encumbrance against the Building and Property. If Tenant shall fail to so discharge or bond over such lien, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to bond over or discharge the same. Any amount paid by Landlord for any of the aforesaid purposes, including reasonable attorneys' fees (if and to the extent permitted by law) shall be paid by Tenant to Landlord on demand as Additional Base Rental. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens.

XV. INDEMNITY AND WAIVER OF CLAIMS.

       A. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined in Article XXX) and agents ("Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant's transferees, contractors or licensees.

       B. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties (defined below), Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("Tenant Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord, the Landlord Related Parties or any of Landlord's contractors.

       C. Landlord and the Landlord Related Parties shall not be liable for, and Tenant hereby waives, all claims for loss or damage to Tenant's business or damage to person or property sustained by Tenant or any person claiming by, through or under Tenant [including Tenant's principals, agents and employees (collectively, the "Tenant Related Parties")] resulting from any accident or occurrence in, on or about the Premises, the Building or the Property, including, without limitation, claims for loss, theft or damage resulting from: (1) the Premises, Building, or Property, or any equipment or appurtenances becoming out of repair; (2) wind or weather; (3) any defect in or failure to operate, for whatever reason, any sprinkler, heating or air-conditioning equipment, electric wiring, gas, water or steam pipes; (4) broken glass; (5) the backing up of any sewer pipe or downspout; (6) the bursting, leaking or running of any tank, water closet, drain or other pipe; (7) the escape of steam or water; (8) water, snow or ice being upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; (9) the falling of any fixture, plaster, tile or other material; (10) any act, omission or negligence of other tenants, licensees or any other persons (not including Landlord's employees or agents acting in such capacity) or occupants of the Building or of adjoining or contiguous buildings, or owners of adjacent or contiguous property or the public, or by construction of any private, public or quasi-public work; or (11) any other cause of any nature except, as to items 1-9, where such loss or damage is due to Landlord's negligent or willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, and to use such other portions of the Building as Tenant is herein given the right to use, at Tenant's own risk.

XVI. TENANT'S INSURANCE.

         A. At all times commencing on and after the earlier of the Commencement Date and the date Tenant or its agents, employees or contractors enters the Premises for any purpose, Tenant shall carry and maintain, at its sole cost and expense:

              1. Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of Two Million Dollars ($2,000,000.00), with a contractual liability endorsement covering Tenant's indemnity obligations under this Lease.

              2. All Risks of Physical Loss Insurance written at replacement cost value and with a replacement cost endorsement covering all of Tenant's Property in the Premises.

              3. Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute, and Employers' Liability Coverage of One Million Dollars ($1,000,000.00) per occurrence.

              4. Whenever good business practice, in Landlord's reasonable judgment, indicates the need of additional insurance coverage or different types of insurance in connection with the Premises or Tenant's use and occupancy thereof, Tenant shall, upon request, obtain such insurance at Tenant's expense and provide Landlord with evidence thereof.

       B. Except for items for which Landlord is responsible under the Work Letter Agreement, before any repairs, alterations, additions, improvements, or construction are undertaken by or on behalf of Tenant, Tenant shall carry and maintain, at its expense, or Tenant shall require any contractor performing work on the Premises to carry and maintain, at no expense to Landlord, in addition to Workers' Compensation Insurance as required by the jurisdiction in which the Building is located, All Risk Builder's Risk Insurance in the amount of the replacement cost of any alterations, additions or improvements (or such other amount reasonably required by Landlord) and Commercial General Liability Insurance (including, without limitation, Contractor's Liability coverage, Contractual Liability coverage and Completed Operations coverage,) written on an occurrence basis with a minimum combined single limit of Two Million Dollars ($2,000,000.00) and adding "the named Landlord hereunder (or any successor thereto), Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership, and their respective members, principals, beneficiaries, partners, officers, directors, employees, agents and any Mortgagee(s)", and other designees of Landlord as the interest of such designees shall appear, as additional insureds (collectively referred to as the "Additional Insureds").

       C. Any company writing any insurance which Tenant is required to maintain or cause to be maintained pursuant to the terms of this Lease (all such insurance as well as any other insurance pertaining to the Premises or the operation of Tenant's business therein being referred to as "Tenant's Insurance"), as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval, and each such insurance company shall have an A.M. Best rating of "A-" or better and shall be licensed and qualified to do business in the state in which the Premises is located. All policies evidencing Tenant's Insurance (except for Workers' Compensation Insurance) shall specify Tenant as named insured and the Additional Insureds as additional insureds. Provided that the coverage afforded Landlord and any designees of Landlord shall not be reduced or otherwise adversely affected, all of Tenant's Insurance may be carried under a blanket policy covering the Premises and any other of Tenant's locations. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) will give to Landlord and its designees at least thirty (30) days' advance written notice of any change, cancellation, termination or lapse of said insurance. Tenant shall be solely responsible for payment of premiums for all of Tenant's Insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time Tenant's Insurance is first required to be carried by Tenant, and upon renewals at least fifteen (15) days prior to the expiration of any such insurance coverage, a certificate of insurance of all policies procured by Tenant in compliance with its obligations under this Lease. The limits of Tenant's Insurance shall in no event limit Tenant's liability under this Lease.

       D. Tenant shall not do or fail to do anything in, upon or about the Premises which will: (1) violate the terms of any of Landlord's insurance policies; (2) prevent Landlord from obtaining policies of insurance acceptable to Landlord or any Mortgagees; or (3) result in an increase in the rate of any insurance on the Premises, the Building, any other property of Landlord or of others within the Building. In the event of the occurrence of any of the events set forth in this Section, Tenant shall pay Landlord upon demand, as Additional Base Rental, the cost of the amount of any increase in any such insurance premium, provided that the acceptance by Landlord of such payment shall not be construed to be a waiver of any rights by Landlord in connection with a default by Tenant under the Lease. If Tenant fails to obtain the insurance coverage required by this Lease, Landlord may, at its option, obtain such insurance for Tenant, and Tenant shall pay, as Additional Base Rental, the cost of all premiums thereon and all of Landlord's costs associated therewith.

XVII. SUBROGATION.

       Notwithstanding anything in this Lease to the contrary, Landlord and Tenant shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's Property, the Building, the Premises, any additions or improvements to the Building or Premises, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

XVIII. LANDLORD'S INSURANCE.

       Landlord shall maintain property insurance on the Building in such amounts as Landlord reasonably elects, provided that, during the Lease Term Landlord shall maintain standard so-called "all risk" property insurance, covering the Building in an amount equal to the replacement cost thereof (including Leasehold Improvements approved by Landlord but excluding foundations and footings) at the time in question. Landlord also shall maintain Commercial General Liability coverage written on an occurrence basis with a minimum combined single limit of at least Two Million Dollars ($2,000,000.00). The cost of such insurance shall be included as a part of the Basic Costs, and payments for losses and recoveries thereunder shall be made solely to Landlord or the Mortgagees of Landlord as their interests shall appear.

XIX. CASUALTY DAMAGE.

       A. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged by such casualty) or in the event Landlord will not be permitted by applicable law to rebuild the Building in substantially the same form as existed prior to the fire or casualty or in the event the Premises has been materially damaged and there is less than two (2) years of the Lease Term remaining on the date of such casualty or in the event any Mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. Such termination shall be effective as of the date of fire or casualty, with respect to any portion of the Premises that was rendered untenantable, and the effective date of termination specified in Landlord's notice, with respect to any portion of the Premises that remained tenantable. If Landlord does not elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building (provided that Landlord shall not be required to restore any unleased premises in the Building) and the Leasehold Improvements (but excluding any improvements, alterations or additions made by Tenant in violation of this Lease) located within the Premises, if any, which Landlord has insured (or is required to insure) to substantially the same condition they were in immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the Leasehold Improvements, if any, shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty. When repairs to the Premises have been completed by Landlord, Tenant shall complete the restoration or replacement of all Tenant's Property necessary to permit Tenant's reoccupancy of the Premises, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant's ability to pay such costs prior to Landlord's commencement of repair and restoration of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent on a per diem basis during the time and to the extent any damage to the Premises causes the Premises to be rendered untenantable and not used by Tenant. If the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the negligence of Tenant or any Tenant Related Parties, the Rent hereunder shall not be diminished during any period during which the Premises, or any portion thereof, is untenantable (except to the extent Landlord is entitled to be reimbursed by the proceeds of any rental interruption insurance), and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds. Landlord and Tenant hereby waive the provisions of any law from time to time in effect during the Lease Term relating to the effect upon leases of partial or total destruction of leased property. Landlord and Tenant agree that their respective rights in the event of any damage to or destruction of the Premises shall be those specifically set forth herein.

       B. Notwithstanding anything in this Article XIX to the contrary, if all or any portion of the Premises shall be made untenantable by a fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to estimate the amount of time required to substantially complete repair and restoration of the Premises and make the Premises tenantable again, using standard working methods (the "Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within one hundred eighty
              (180) days from the date the repair and restoration is started, either party shall have the right to terminate this Lease by giving written notice to the other of such election within ten
              (10) days after its receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease in the event that the fire or casualty in question was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. If the Completion Estimate indicates that the Premises can be made tenantable within one hundred eighty (180) days from the date the repair and restoration is started and Landlord has not otherwise exercised its right to terminate the Lease pursuant to the terms hereof, or if the Completion Estimate indicates that the Premises cannot be made tenantable within one hundred eighty (180) days but neither party terminates this Lease pursuant to this Article XIX, Landlord shall proceed with reasonable promptness to repair and restore the Premises. Notwithstanding the foregoing, if Tenant was entitled to but elected not to exercise its right to terminate the Lease and Landlord does not substantially complete the repair and restoration of the Premises within two (2) months after the expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays, then Tenant may terminate this Lease by written notice to Landlord within fifteen (15) days after the expiration of such period, as the same may be extended. For purposes of this Lease, the term "Reconstruction Delays" shall mean: (i) any delays caused by the insurance adjustment process;
              (ii) any delays caused by Tenant; and (iii) any delays caused by events of Force Majeure. It is agreed that Reconstruction Delays attributable to items (i) or (iii) above shall not exceed ninety
              (90) days for each such type of delay.

       C.     Landlord shall not terminate this Lease in accordance with this
              Article XIX unless it also terminates the leases of all similarly affected office tenants in the Building.

              In determining whether other tenants are similarly affected, Landlord shall be entitled to consider all relevant factors such as the extent of damage, the time to rebuild, the availability of insurance proceeds and the rights of the tenants in question to impose penalties upon Landlord (including the right to terminate) if the repairs are not completed within a specified period of time. Landlord shall not, however, be entitled to consider the rental rates payable under the leases in question or the length of time remaining under the leases in question (unless there is less than two (2) years remaining on the Lease Term hereof) in its determination of whether to terminate or rebuild.

XX. DEMOLITION.

       INTENTIONALLY OMITTED.

XXI. CONDEMNATION.

       Either party may terminate this Lease if the whole or any material part of the Premises, or any portion of the Building or Property such that the Tenant no longer has safe access to the Premises, shall be taken or condemned for any public or quasi-public use under law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building in a manner comparable to the Building's use prior to the Taking. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within forty five (45) days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or Property occurs. If this Lease is not terminated, the Rentable Area of the Building, the Rentable Area of the Premises and Tenant's Pro Rata Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Lease Term effective when the physical taking of the portion of the Premises occurs. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself.

XXII. EVENTS OF DEFAULT.

       The following events shall be deemed to be events of default under this
Lease:

       A. Tenant shall fail to pay when due any Base Rental, Additional Base Rental or other Rent under this Lease and such failure shall continue for five (5) Business Days after Tenant's receipt of written notice from Landlord (hereinafter sometimes referred to as a "Monetary Default").

       B. Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, including, without limitation, the rules and regulations, which failure is not cured within twenty (20) days after delivery to Tenant of notice of the occurrence of such failure (or such longer period of time as may be reasonably necessary to cure (not to exceed 60 days), provided that Tenant commences to cure such default within twenty (20) days after notice from Landlord and, from time to time upon request of Landlord, furnishes Landlord with evidence that demonstrates, in Landlord's reasonable judgment, that Tenant is diligently pursuing a course that will remedy such failure), provided that if any such failure creates a hazardous condition, such failure must be cured immediately. Notwithstanding the foregoing, if Tenant fails to comply with any particular provision or covenant of this Lease, including, without limitation, Tenant's obligation to pay Rent when due, on three (3) occasions during any twelve (12) month period, any subsequent violation of such provision or covenant shall be considered to be an incurable default by Tenant.

       C. Tenant or any Guarantor shall become insolvent, or shall make a transfer in fraud of creditors, or shall file bankruptcy or shall make a general assignment for the benefit of creditors, or Tenant or any Guarantor shall admit in writing its inability to pay its debts as they become due.

       D. Tenant or any Guarantor shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant or any Guarantor shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any Guarantor thereunder; or a petition or answer proposing the adjudication of Tenant or any Guarantor as a debtor or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof.

       E. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any Guarantor or of the Premises or of any of Tenant's Property located thereon in any proceeding brought by Tenant or any Guarantor, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant or any Guarantor and shall not be discharged within sixty
              (60) days after such appointment or Tenant or such Guarantor shall consent to or acquiesce in such appointment.

       F. The leasehold estate hereunder shall be taken on execution or other process of law or equity in any action against Tenant.

       G.     INTENTIONALLY OMITTED.

       H.     INTENTIONALLY OMITTED.

       I. The liquidation, termination, dissolution, forfeiture of right to do business, or death of Tenant or any Guarantor.

XXIII. REMEDIES.

       A. Upon the occurrence of any event or events of default under this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed in Article XXII above) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations due [except as expressly prescribed in Article XXII above] and waives any and all other notices or demand requirements imposed by applicable law):

              1. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises upon termination of the Lease hereunder, Landlord may without prejudice to any other remedy which it may have, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage, including consequential damage, which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, specifically including but not limited to all Costs of Reletting (hereinafter defined) and any deficiency that may arise by reason of any reletting or failure to relet.

              2. Enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, by process of law, without having any civil or criminal liability therefor and without terminating this Lease. Landlord may (but shall be under no obligation to, except as otherwise specifically provided in this subsection 2) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord on demand all Costs of Reletting and any deficiency that may arise by reason of such reletting or failure to relet. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any Rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant. Landlord agrees to use reasonable efforts to mitigate damages, provided that such reasonable efforts shall not require Landlord to relet the Premises in preference to any other space in the Building or to relet the Premises to any party that Landlord could reasonably reject as a transferee pursuant to Article XIII hereof.

              3. Enter upon the Premises without having any civil or criminal liability therefor, and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any reasonable expense which Landlord may incur in thus affecting compliance with Tenant's obligations under this Lease together with interest at the lesser of a per annum rate equal to: (a) the Maximum Rate, or (b) the Prime Rate plus four percent (4%).

              4. In order to regain possession of the Premises and to deny Tenant access thereto in any instance in which Landlord has terminated this Lease or Tenant's right to possession, or to limit access to the Premises in accordance with local law in the event of a default by Tenant, Landlord or its agent may, at the reasonable expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant. Landlord shall have no obligation to provide Tenant a key or grant Tenant access to the Premises so long as Tenant is in default under this Lease beyond the applicable notice and cure period. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys' fees, by reason of Landlord's alteration or change of any lock or other security device. Landlord may, without notice, remove and either dispose of or store, at Tenant's reasonable expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof.

              5. Terminate this Lease, in which event, Tenant shall immediately surrender the Premises to Landlord and pay to Landlord the sum of: (a) all Rent accrued hereunder through the date of termination, and (b) an amount equal to: the total Rent that Tenant would have been required to pay for the remainder of the Lease Term discounted to present value at the Prime Rate then in effect, minus the then present fair rental value of the Premises for the remainder of the Lease Term, similarly discounted, after deducting all anticipated Costs of Reletting (as defined below).

       B. For purposes of this Lease, the term "Costs of Reletting" shall mean all reasonable costs and expenses incurred by Landlord in connection with the reletting of the Premises, including without limitation, the cost of cleaning, renovation, repairs, decoration and alteration of the Premises for a new tenant or tenants, advertisement, marketing, brokerage and legal fees (if and to the extent permitted by law), the cost of protecting or caring for the Premises while vacant, the cost of removing and storing any property located on the Premises, any increase in insurance premiums caused by the vacancy of the Premises and any other out-of-pocket expenses incurred by Landlord including tenant incentives, allowances and inducements.

       C. Except as otherwise herein provided, no repossession or re-entering of the Premises or any part thereof pursuant to
              Article XXIII hereof or otherwise shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. Notwithstanding any such repossession or re-entering by reason of the occurrence of an event of default, Tenant will pay to Landlord the Rent required to be paid by Tenant pursuant to this Lease.

       D. If Landlord declares Tenant to be in default after expiration of the applicable notice and cure period, Landlord shall be entitled to receive interest on any unpaid and overdue item of Rent at a rate equal to the lesser of (i) the Maximum Rate, or (ii) the Prime Rate plus four percent (4%) per annum. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

       E. This Article XXIII shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

XXIV. LIMITATION OF LIABILITY.

       NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD HEREUNDER) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING, AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST THE LANDLORD, IT BEING INTENDED THAT NEITHER LANDLORD NOR ANY MEMBER, PRINCIPAL, PARTNER, SHAREHOLDER, OFFICER, DIRECTOR OR BENEFICIARY OF LANDLORD SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR AN ALLEGED DEFAULT BY LANDLORD HEREUNDER, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES NOTICE AND REASONABLE TIME TO CURE SUCH ALLEGED DEFAULT BY LANDLORD.

XXV. NO WAIVER.

       Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. Either party's failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXVI. EVENT OF BANKRUPTCY.

       In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

       A. "Adequate protection" of Landlord's interest in the Premises pursuant to the provisions of Section 361 and 363 (or their successor sections) of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., (such Bankruptcy Code as amended from time to time being herein referred to as the "Bankruptcy Code"), prior to assumption and/or assignment of the Lease by Tenant shall include, but not be limited to all (or any part) of the following:

              1. the continued payment by Tenant of the Base Rental and all other Rent due and owing hereunder and the performance of all other covenants and obligations hereunder by Tenant;

              2. the furnishing of an additional/new security deposit by Tenant in the amount of three (3) times the then current monthly Base Rental.

       B. "Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new Security Deposit in the amount of three (3) times the then current monthly Base Rental payable hereunder.

       C. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

       D. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of the Landlord under this Lease, whether or not expressly denominated as "Rent," shall constitute "rent" for the purposes of Section 502(b) (6) of the Bankruptcy Code.

       E. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord (including Base Rentals and other Rent hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

       F. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed offer/assignment, setting forth: (1) the name and address of such person or entity, (2) all of the terms and conditions of such offer, and (3) the adequate assurance to be provided Landlord to assure such person's or entity's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

       G. To the extent permitted by law, Landlord and Tenant agree that this Lease is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(e) (2) of the Bankruptcy Code.

XXVII. WAIVER OF JURY TRIAL.

       Landlord and Tenant hereby waive any right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally, and voluntarily made by Tenant, and Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.

XXVIII. RELOCATION.

       A. Landlord, at its expense at any time before or during the Lease Term (but not more than twice), shall be entitled to cause Tenant to relocate from the Premises to space containing not less than 95% of the Rentable Area of the Premises and a comparable layout, leasehold improvements and finishes as the Premises prior to the relocation (the "Relocation Space") within the Building or adjacent buildings within the same project at any time upon ninety
              (90) days' prior written notice to Tenant. Such a relocation shall not affect this Lease except that from and after the date of such relocation, "Premises" shall refer to the Relocation Space into which Tenant has been moved, rather than the original Premises as herein defined, and the Base Rental shall be adjusted so that immediately following such relocation the Base Rental for the Relocation Space per annum on a per square foot of Rentable Area basis shall be the same as the Base Rental per annum immediately prior to such relocation for the original Premises on a per square foot of Rentable Area basis, provided that the total monthly Base Rental for the Relocation Space shall in no event exceed the Base Rental for the Premises. Tenant's Pro Rata Share shall also be adjusted in accordance with the formula set forth in this Lease, provided that the Additional Base Rental for the Relocation Space shall not exceed the Additional Base Rental for the Premises. Landlord agrees to reimburse Tenant for all reasonable out-of-pocket costs incurred by Tenant in connection with the Relocation and not paid directly by Landlord, including the cost of moving furniture and equipment, installing cabling and wiring, and reprinting existing stationery and business cards and similar items of expense.

       B. Notwithstanding the foregoing, if Landlord provides Tenant with a notice of relocation intending to relocate the Premises to any location other than the top three (3) floors in the Phase I Building or Phase II Building, Tenant shall have the right to terminate this Lease by giving written notice of termination to Landlord within twenty (20) days after the date of Landlord's notice of relocation to Tenant. Such termination shall be effective sixty (60) days after the date of Landlord's notice of relocation, provided that Landlord, within ten (10) days after receipt of Tenant's notice of termination, shall have the right to withdraw its notice of relocation. In such event, this Lease shall continue in full force and effect as if Landlord had never provided Tenant with notice of relocation.

XXIX. HOLDING OVER.

       In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Articles XXII and XXIII hereof, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to one hundred fifty percent (150%) of the Base Rental and Additional Base Rental due for the period immediately preceding such holding over, provided that in no event shall Base Rental and Additional Base Rental during the holdover period be less than the fair market rental for the Premises. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the term of this Lease shall be construed to extend the Lease Term, to create a tenancy-at-will under Georgia law, or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant also shall be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. Notwithstanding the foregoing, Tenant shall not be liable for consequential damages unless: (1) Landlord notifies Tenant that it has entered into a lease for the Premises or has received a bona fide offer to lease the Premises; and
(2) Tenant fails to vacate the Premises within ten (10) days after the date of Landlord's notice.

XXX. SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE.

       A. Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord's interest in the Lease, Tenant shall, without charge, attorn to the successor-in-interest. Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord's then current Mortgagee on such Mortgagee's then current standard form of agreement. "Reasonable efforts" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee. Upon request of Landlord, Tenant will execute the Mortgagee's form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Mortgagee. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder. Landlord hereby represents and covenants to Tenant that, as of the date of this Lease, the Building is not subject to a loan secured by a Mortgage.

       B. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party's actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested.

XXXI. ATTORNEYS' FEES.

       If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees.

XXXII. NOTICE.

       Whenever any demand, request, approval, consent or notice ("Notice") shall or may be given to either of the parties by the other, each such Notice shall be in writing and shall be sent by hand delivery or by registered or certified mail with return receipt requested, or sent by overnight courier service (such as Federal Express) at the respective addresses of the parties for notices as set forth in Section I.A.10. of this Lease, provided that if Tenant has vacated the Premises or is in default of this Lease Landlord may serve Notice by any manner permitted by law. Any Notice under this Lease delivered by registered or certified mail shall be deemed to have been given, delivered, received and effective on the earlier of (A) the third day following the day on which the same shall have been mailed with sufficient postage prepaid or (B) the delivery date indicated on the return receipt. Notice effected by hand delivery shall be deemed to have been received upon the earlier of actual receipt or refusal thereof. Notice sent by overnight courier service shall be deemed given, delivered, received and effective upon the day after such notice is delivered to or picked up by the overnight courier service. Either party may, at any time, change its Notice Address by giving the other party Notice stating the change and setting forth the new address.

XXXIII. LANDLORD'S LIEN.

       INTENTIONALLY OMITTED.

XXXIV. EXCEPTED RIGHTS.

       This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself the use of: (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) so long as Tenant's ability to use the Premises for the Permitted Use is not materially affected, the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building. Landlord has the right to change the Building's name or address. Landlord also has the right to make such other changes to the Property and Building as Landlord deems appropriate, provided the changes do not materially affect Tenant's ability to use the Premises for the Permitted Use. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord's employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent.

XXXV. SURRENDER OF PREMISES.

       At the expiration or earlier termination of this Lease or Tenant's right of possession hereunder, Tenant shall remove all Tenant's Property from the Premises, remove all Required Removables designated by Landlord and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear, casualty and condemnation excepted. If Tenant fails to remove any of Tenant's Property within two (2) days after the termination of this Lease or Tenant's right to possession hereunder, Landlord, at Tenant's sole cost and expense, shall be entitled to remove and/or store such Tenant's Property and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all reasonable expenses caused by such removal and all storage charges against such property so long as the same shall be in the possession of Landlord or under the control of Landlord. In addition, if Tenant fails to remove any Tenant's Property from the Premises or storage, as the case may be, within ten
(10) days after written notice from Landlord, Landlord, at its option, may deem all or any part of such Tenant's Property to have been abandoned by Tenant and title thereof shall immediately pass to Landlord.

XXXVI. MISCELLANEOUS.

       A. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease represents the result of negotiations between Landlord and Tenant, each of which has been (or has had opportunity to be) represented by counsel of its own selection, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Consequently, Landlord and Tenant agree that the language in all parts of the Lease shall in all cases be construed as a whole according to its fair meaning and neither strictly for nor against Landlord or Tenant.

       B. Tenant agrees not to record this Lease or any memorandum hereof without Landlord's prior written consent.

       C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

       D. Events of "Force Majeure" shall include strikes, riots, war, acts of God, and shortages of labor or materials. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, as the case may be, other than the payment of Rent or any other sums due hereunder, such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

       E. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

       F. Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Landlord agrees to pay Tenant's Broker any commission due Tenant's Broker in connection with this Lease pursuant to the terms of a separate written agreement between Landlord and Tenant's Broker.

       G. If there is more than one Tenant, or if the Tenant is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

       H.     1.   Tenant covenants, warrants and represents that: (a) each
              individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (b) this Lease is binding upon Tenant; and (c) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located.

              2. Landlord hereby covenants, warrants and represents that: (a) each individual executing, attesting and/or delivering this Lease on behalf of Landlord is authorized to do so on behalf of Landlord; (b) this Lease is binding upon Landlord; and (c) Landlord is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located.

       I. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease. At any time during the Lease Term, Tenant shall provide Landlord, upon ten (10) days' prior written notice from Landlord, with a current financial statement and financial statements of the two (2) years prior to the current financial statement year and such other information as Landlord or its Mortgagee may request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Such statement shall be prepared in accordance with generally accepted accounting principles and certified by Tenant's chief financial officer.

       J. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease. This Lease shall create the relationship of Landlord and Tenant between the parties hereto. Tenant has only a usufruct, not subject to purchase or sale, which may not be assigned by Tenant except as expressly provided in this Lease.

       K. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and Tenant and their respective permitted successors and assigns.

       L. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

       M. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no affect upon the construction or interpretation of any part hereof.

       N. LANDLORD HAS DELIVERED A COPY OF THIS LEASE TO TENANT FOR TENANT'S REVIEW ONLY, AND THE DELIVERY HEREOF DOES NOT CONSTITUTE AN OFFER TO TENANT OR OPTION. THIS LEASE SHALL NOT BE EFFECTIVE UNTIL AN ORIGINAL OF THIS LEASE EXECUTED BY BOTH LANDLORD AND TENANT AND AN ORIGINAL GUARANTY, IF ANY, EXECUTED BY EACH GUARANTOR IS DELIVERED TO AND ACCEPTED BY LANDLORD, AND THIS LEASE HAS BEEN APPROVED BY LANDLORD'S MORTGAGEES, IF REQUIRED.

       O. QUIET ENJOYMENT. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms of this Lease (including, without limitation, Article XXX hereof), without hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, provided that Tenant pays the Rent herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Landlord's interest hereunder.

XXXVII. ENTIRE AGREEMENT.

This Lease Agreement, including the following Exhibits:

EXHIBIT A         -Outline and Location of Premises
---------
EXHIBIT A-1       -Outline and Location of Refusal Space
-----------
EXHIBIT B         -Rules and Regulations
---------
EXHIBIT C         -Commencement Letter (Intentionally Omitted)
---------
EXHIBIT D         -Work Letter Agreement
---------
EXHIBIT D-1       -Base Building Work in Premises
-----------
EXHIBIT E         -Additional Provisions
---------
EXHIBIT F         -Form of Letter of Credit
---------
EXHIBIT G         -Critical Date Schedule
---------


constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT LANDLORD HAS NOT MADE AND IS NOT MAKING, AND TENANT, IN EXECUTING AND DELIVERING THIS LEASE, IS NOT RELYING UPON, ANY WARRANTIES, REPRESENTATIONS, PROMISES OR STATEMENTS, EXCEPT TO THE EXTENT THAT THE SAME ARE EXPRESSLY SET FORTH IN THIS LEASE. ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THE PARTIES ARE MERGED IN THIS LEASE WHICH ALONE FULLY AND COMPLETELY EXPRESSES THE AGREEMENT OF THE PARTIES, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION NOT EMBODIED IN THIS LEASE. THIS LEASE MAY BE MODIFIED ONLY BY A WRITTEN AGREEMENT SIGNED BY LANDLORD AND TENANT. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, ALL OF WHICH ARE HEREBY WAIVED BY TENANT, AND THAT THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


                            LANDLORD:

                            EOP-BUCKHEAD, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY

                            By: EOP Operating Limited Partnership, a Delaware
                                limited partnership, its sole member

                                By: Equity Office Properties Trust, a Maryland
                                    real estate investment trust, its managing
                                    general partner

                                    By:      /s/ Jeff Sweeney
                                             --------------------------

                                    Name:    Jeff Sweeney
                                             --------------------------

                                    Title:   V.P. Leasing
                                             --------------------------



                            TENANT:

                            VIEWLOCITY, INC., A DELAWARE CORPORATION

                            By: /s/ Stan F. Stoudenmire
                                -------------------------------

                            Name: Stan F. Stoudenmire
                                  -----------------------------

                            Title: Sr. V.P. & CFO
                                   ----------------------------

                                    EXHIBIT A

                        OUTLINE AND LOCATION OF PREMISES

       This Exhibit is attached to and made a part of the Lease dated _____________, 1999, by and between EOP-BUCKHEAD, L.L.C. ("Landlord") and VIEWLOCITY, INC. ("Tenant") for space in the Building located at 3475 Piedmont Road, NE, Atlanta, Georgia.

                                   EXHIBIT A-1

                      OUTLINE AND LOCATION OF REFUSAL SPACE


       This Exhibit is attached to and made a part of the Lease dated _____________, 1999, by and between EOP-BUCKHEAD, L.L.C. ("Landlord") and VIEWLOCITY, INC. ("Tenant") for space in the Building located at 3475 Piedmont Road, NE, Atlanta, Georgia.

                                    EXHIBIT B

                         BUILDING RULES AND REGULATIONS

       The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage associated therewith (if any), the Property and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material of any nature shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in common areas or elsewhere in or about the Building or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not in any case be responsible therefor.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of the Building, except those of such color, size, style and in such places as shall be first approved in writing by Landlord. Except in connection with the hanging of lightweight pictures, decorations and wall hangings, no nails, hooks or screws shall be driven or inserted into any part of the Premises or Building except by the Building maintenance personnel, nor shall any part of the Building be defaced by Tenant.

4. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board listing all Tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys shall be returned to Landlord at the expiration or earlier termination of this Lease.

6. All contractors, contractor's representatives, and installation technicians performing work in the Building shall be subject to Landlord's prior approval and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, as the same may be revised from time to time. Tenant shall be solely responsible for complying with all applicable laws, codes and ordinances pursuant to which said work shall be performed.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designated by Landlord. Tenant must seek Landlord's prior approval by providing in writing a detailed listing of any such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved and injury to any persons resulting from such activity. If any equipment, property, and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

8. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items, which in all cases shall not in the opinion of Landlord exceed acceptable floor loading and weight distribution requirements. All damage done to the Building by the installation, maintenance, operation, existence or removal of any property of Tenant shall be repaired at the expense of Tenant.

9.     Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise unreasonably interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building any handbills, promotional materials or other advertising; or (3) conduct or permit any other activities in the Building that constitutes a nuisance.

11. No animals, except seeing eye dogs, shall be brought into or kept in, on or about the Premises.

12. No inflammable, explosive or dangerous fluid or substance shall be used or kept by Tenant in the Premises or Building. Except for those substances as are typically found in similar premises used for general business office purposes and are being used by Tenant in accordance with all applicable laws, rules and regulations, Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or hereafter considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental law which may now or hereafter be in effect. If Landlord does give written consent to Tenant pursuant to the foregoing sentence, Tenant shall comply with all applicable laws, rules and regulations pertaining to and governing such use by Tenant, and shall remain liable for all costs of cleanup or removal in connection therewith. =

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises or the Building; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

14. Tenant shall not take any action which would violate Landlord's labor contracts affecting the Building or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant of the Building or with the rights and privileges of any person lawfully in the Building. Tenant shall take any actions necessary to resolve any such work stoppage, picketing, labor disruption, dispute or interference and shall have pickets removed and, at the request of Landlord, immediately terminate at any time any construction work being performed in the Premises giving rise to such labor problems, until such time as Landlord shall have given its written consent for such work to resume. Tenant shall have no claim for damages of any nature against Landlord or any of the Landlord Related Parties in connection therewith, nor shall the date of the commencement of the Term be extended as a result thereof.

15. Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises. Except as included in Basic Costs, Tenant shall bear the cost and expense of such extermination services.

16. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefor in the Building. Tenant shall not furnish any cooling or heating to the Premises, including, without limitation, the use of any electronic or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines available to service the Building.

17. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant's employees, and then only if such operation does not violate the lease of any other tenant of the Building.

18. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

19. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant's agents, employees, contractors, guests and invitees shall comply with Landlord's reasonable requirements relative thereto.

20. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's opinion may tend to impair the reputation of the Building or its desirability for Landlord or other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

21. Tenant shall carry out Tenant's permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not unreasonably interfere with the rights of other tenants in the Building.

22. Canvassing, soliciting, and peddling in or about the Building is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

23. At no time shall Tenant permit or shall Tenant's agents, employees, contractors, guests, or invitees smoke in any common area of the Building, unless such common area has been declared a designated smoking area by Landlord, or to allow any smoke from the Premises to emanate into the common areas or any other tenant's premises. Landlord shall have the right at any time to designate the Building as a non-smoking building.

24. Tenant shall observe Landlord's rules with respect to maintaining standard window coverings at all windows in the Premises so that the Building presents a uniform exterior appearance. Tenant shall ensure that to the extent reasonably practicable, window coverings are closed on all windows in the Premises while they are exposed to the direct rays of the sun.

25. All deliveries to or from the Premises shall be made only at such times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may unreasonably interfere with the use by any other tenant of its premises or of any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

26. The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and such cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles necessary to prevent unreasonable hardship to Landlord regarding cleaning service.

                                    EXHIBIT C

                               COMMENCEMENT LETTER




                              INTENTIONALLY OMITTED

                                    EXHIBIT D

                                   WORK LETTER

       This Exhibit is attached to and made a part of the Lease dated ____________, 1999, by and between EOP-BUCKHEAD, L.L.C. ("Landlord") and VIEWLOCITY, INC. ("Tenant") for space in the Building located at 3475 Piedmont Road, NE, Atlanta, Georgia.

1. This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the preparation of the Premises for Tenant's occupancy. All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the "Landlord Work." It is agreed that construction of the Landlord Work will be completed at Tenant's sole cost and expense, subject to the Allowance (as defined below). Landlord shall also perform the Base Building Work in the Premises (as described in EXHIBIT D-1) at Landlord's sole cost and expense, subject to and in accordance with the terms of EXHIBIT D-1. Any portion of the Base Building Work or other work described in EXHIBIT D-1 which is to be performed at Tenant's cost may be applied by Tenant against the Allowance described herein. Landlord shall enter into a direct contract for the Landlord Work with Griggs Contracting Inc. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work. Landlord acknowledges that Landlord and its affiliates have previously bid general tenant improvement work performed in office buildings owned by Landlord and/or its affiliates in the Atlanta area. Such bids were obtained from at least five (5) different general contractors, and included unit pricing, and a construction management fee of four and one-half percent (4.5%) and an additional fee of two and 45/100 percent (2.45%).

2. Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings, plans and specifications (called "Plans") necessary to construct the Landlord Work, which plans shall be subject to approval by Landlord and Landlord's architect and engineers and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. If requested by Tenant, Landlord's architect will prepare the Plans necessary for such construction at Tenant's cost. Whether or not the layout and Plans are prepared with the help (in whole or in part) of Landlord's architect, Tenant agrees to remain solely responsible for the timely preparation and submission of the Plans and for all elements of the design of such Plans and for all costs related thereto. Tenant has assured itself by direct communication with the architect and engineers (Landlord's or its own, as the case may be) that the final approved Plans (i.e. approved by Tenant and Landlord and in condition required for submittal for a building permit) can be delivered to Landlord on or before August 23, 1999 (the "Plans Due Date"), provided that Tenant promptly furnishes complete information concerning its requirements to said architect and engineers as and when requested by them. Landlord agrees that Landlord shall review and comment on, as necessary, each submittal of Plans within five (5) Business Days after Landlord's receipt of each such Plans submittal, and Tenant shall take this time period(s) into consideration when determining whether it can deliver final approved Plans by the Plans Due Date. Tenant covenants and agrees to cause said final, approved Plans to be delivered to Landlord on or before said Plans Due Date and to devote such time as may be necessary in consultation with said architect and engineers to enable them to complete and submit the Plans within the required time limit. Time is of the essence in respect of preparation and submission of Plans by Tenant. In the event the Plans are not fully completed and approved by the Plans Due Date, Tenant shall be responsible for one (1) day of Tenant Delay (as defined in the Lease) for each day during the period beginning on the day following the Plans Due Date and ending on the date completed Plans are approved. (The word "architect" as used in this EXHIBIT D shall include an interior designer or space planner.)

3. In the event Landlord's estimate and/or the actual cost of construction shall exceed the Allowance, Landlord, prior to commencing any construction of Landlord Work, shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord

       Work, including but not limited to labor and materials, contractor's fees and permit fees. Within three (3) Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Landlord Work. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

4 In the event Landlord's estimate and/or the actual cost of construction shall exceed the Allowance, if any (such amounts exceeding the Allowance being herein referred to as the "Excess Costs"), Tenant shall pay to Landlord such Excess Costs, plus any applicable state sales or use tax thereon, upon demand, in accordance with the following: 50% of the Excess Costs shall be paid prior to Landlord commencing any Landlord Work and the balance of any Excess Costs shall be paid upon completion of the Landlord Work. The statements of costs submitted to Landlord by Landlord's contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.

5. If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord, Landlord shall have such revisions to the drawings prepared, and Tenant shall reimburse Landlord for the cost thereof, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant, within three (3) Business Days, shall notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant's decision, in which event Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting therefrom. In the event such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the Allowance, such increased estimate or costs shall be deemed Excess Costs pursuant to Paragraph 4 hereof and Tenant shall pay such Excess Costs, plus any applicable state sales or use tax thereon, upon demand, in accordance with the schedule described in Section 4 above, provided, however, if Landlord has commenced the Landlord Work, then the initial 50% of the additional Excess Costs described in this Section 5 shall be immediately payable.

6. Following approval of the Plans and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall obtain the permits for the Landlord Work and cause the Landlord Work to be constructed substantially in accordance with the approved Plans. Landlord shall notify Tenant of substantial completion of the Landlord Work.

7. Landlord, provided Tenant is not in default, agrees to provide Tenant with an allowance (the "Allowance") in an amount not to exceed $30.00 per rentable square foot of the Premises to be applied toward the cost of the Landlord Work in the Premises. If the Allowance shall not be sufficient to complete the Landlord Work, Tenant shall pay the Excess Costs, plus any applicable state sales or use tax thereon, as prescribed in paragraph 4 above. If the Allowance exceeds the cost of Landlord Work, any remaining Allowance ("Unused Allowance") shall accrue to the sole benefit of Landlord, it being agreed that, subject to the following, Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto; provided, however, upon completion of the Landlord Work and payment of all costs related thereto, Landlord shall apply up to 50% of the Unused Allowance (but in no event more than $1.50 per rentable square foot contained in the initial Premises) against the second and subsequent installments of Base Rental and Additional Base Rental due under this Lease. Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord's oversight of the Landlord Work in an amount equal to four and one-half percent (4.5%) of the total cost of the Landlord Work.

8. In addition to the above described Allowance, Landlord, provided Tenant is not in default, agrees to be responsible for the cost to prepare the initial preliminary space plan and one (1) revision thereto (up to a maximum cost of $0.10 per rentable square foot in the initial Premises) (the "Space Planning Allowance") and Tenant shall be responsible for all other costs incurred in connection with the preparation of the preliminary space plans. The Space Planning Allowance shall be paid to Tenant concurrent with the first disbursement of the Allowance, or, at Landlord's election, the Space Planning Allowance may be applied against the Excess Costs to be paid by Tenant.

9. FINANCE OF EXCESS COSTS. If Tenant has used the entire Allowance as provided herein, Tenant, provided it is not in default under this Lease, shall have the right to borrow up to $5.00 per rentable square foot in the initial Premises (the "Additional Allowance") from Landlord in order to finance the Excess Costs during the initial Lease Term. Any Additional Allowance borrowed by Tenant hereunder shall be repaid to Landlord as Additional Base Rental in equal monthly installments throughout the initial Lease Term at an interest rate equal to thirteen percent (13%) per annum. If Tenant is in default under this Lease after the expiration of applicable cure periods, the entire unpaid balance of the Additional Allowance borrowed by Tenant shall become immediately due and payable and, except to the extent required by applicable law, shall not be subject to mitigation or reduction in connection with a reletting of the Premises by Landlord.

10. This EXHIBIT D shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of this Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.


       IN WITNESS WHEREOF, Landlord and Tenant have executed this exhibit as of the day and year first above written.


                            LANDLORD:

                            EOP-BUCKHEAD, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY

                            By: EOP Operating Limited Partnership, a Delaware
                                limited partnership, its sole member

                                By: Equity Office Properties Trust, a Maryland
                                    real estate investment trust, its managing
                                    general partner

                                    By: /s/ Jeff Sweeney
                                        ----------------------------

                                    Name: Jeff Sweeney
                                          --------------------------

                                    Title: V.P. Leasing
                                           -------------------------



                            TENANT:

                            VIEWLOCITY, INC., A DELAWARE CORPORATION

                            By: /s/ Stan F. Stoudenmire
                                -------------------------------

                            Name: Stan F. Stoudenmire
                                  -----------------------------

                            Title: Sr. V.P. & CFO
                                   ----------------------------

                                   EXHIBIT D-1

                 BASE BUILDING WORK IN OR AFFECTING THE PREMISES

This Exhibit is attached to and made a part of the Lease dated ____________, 1999, by and between EOP-BUCKHEAD, L.L.C. ("Landlord") and VIEWLOCITY, INC. ("Tenant") for space in the Building located at 3475 Piedmont Road, NE, Atlanta, Georgia.


EXTERIOR WALLS:

Glazing:                             Floor to ceiling painted extruded aluminum
                                     "window wall" system with an 8" interior knee wall, allowing for flexible installation of telephone, electrical and data cabling along the perimeter wall. Energy efficient
                                     1" tinted "Low-E" vision glass provides
                                     Class "A" system performance and appearance.

Mini-Blinds:                         1"  horizontal mini-blinds on all exterior
                                     windows, except at the lobby level.

MECHANICAL SYSTEM FOR BUILDING:

General Description:                 Direct Digital Control (DDC) Energy Management
                                     System (EMS) controlled mechanical system.

Design                               Criteria: The HVAC equipment maintains
                                     conditions to plus or minus 1%, based upon Georgia Energy Code and the local conditions specified in the 1997 edition of ASHRAE
                                     Handbook of Fundamentals:

                                     SUMMER:   75 Deg.F@ 50% max. relative
                                     humidity interior, based upon outside conditions
                                     of 94 Deg.F dry bulb and 74 Deg.F wet bulb.

                                     WINTER:  72 Deg.F interior, based upon outside
                                     conditions of 22 Deg.F dry bulb.

                                     The foregoing criteria is based upon the Building standard usage of electricity and lighting and is based upon a maximum of 150 square feet occupied per person

System Equipment:                    A two-cell, induced draft cooling tower with a
                                     motor in each cell. Water-cooled self-contained
                                     air-conditioned VAV units are connected to medium
                                     pressure duct. Primary conditioned air is
                                     distributed to the VAV/PIU units through medium
                                     pressure ductwork, perimeter low-pressure ductwork,
                                     perimeter slots and perforated metal diffusers.
                                     Exterior building zones are conditioned with PIU
                                     units with electric heat. Interior zones are
                                     conditioned with cooling only VAV units. The
                                     core zones are conditioned with constant volume
                                     PIU units with heat.

                                     Tenant is responsible for installing interior HVAC
                                     diffusers (but not exterior diffusers, which are
                                     part of Base Building Work), and the balancing of
                                     HVAC system serving the Premises once the tenant
                                     improvements in the Premises are in place.

LIFE SAFETY SYSTEM FOR BUILDING:

General Description:                 Base Building fire alarm system complying with all
                                     applicable NFPA requirements for shell building
                                     including


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
                                     life safety emergency lighting, exit signs,
                                     annunciators, smoke detectors, emergency generator,
                                     etc. on a full floor, non-partitioned basis.

                                     All heated areas of the building will have a
                                     "wet-pipe" sprinkler system configured on a full
                                     floor, non-partitioned basis with up-right turned up.

BUILDING CORE:

Gypsum Board Walls:                  Typical core partitions: 3 5/8" metal studs at 24" o.c.
                                     with 5/8" gypsum wallboard.

Wood Doors:                          Building standard doors are white birch 3'0", full height
                                     premium pre-finished stain grade solid core wood doors.

Frames:                              Frames at service level will be hollow metals, all others
                                     will be aluminum.

Hardware:                            Building standard hardware will be a satin finish chrome plated lever design with mortise lock sets.

Plumbing:                            One domestic  water heater with a re-circulating line provides hot water on four to five floor intervals. Two wet columns are available on each floor.

Power:                               Busway at 480/277 volts extending from the main switchboard to the electrical rooms on each floor. Junction box grid system on every floor for future tenant lighting receptacles.

Telephone:                           Telephone closets on each floor with grounded backboards.

Metering:                            Available based on tenant requirements.

Exit & Emergency Exits:              Emergency fixtures shall be located on a full floor,
                                     non-partitioned basis in stairwells, corridors, building exits, lobbies, and toilet rooms

BASE BUILDING "ABOVE THE CEILING" DEFINITION:

Ceiling:                             Acoustical tile ceiling is suspended 9'0" above the finished floor.
                                     Acoustical tile are 2'-0" x 2'-0" Eclipse by USG (or equal) with
                                     Donn Fineline grid by USG (or equal).  Tiles and light fixtures are stacked on the floor for installation by the tenant as a part of the tenant improvement installation. The grid is installed as a part of base building.

Lighting:                            The tenant spaces will be provided  with 2'x4', 3 lamp, 18 cell recessed troffer, 3" deep parabolic lenses and electronic ballast using T8 octron lamps. Base building fixtures are allotted at a ratio of approximately one fixture per 100 usable square feet of the premises and will be stacked on the floor and installed by the tenant as part of the tenant improvement installation.

Fire Sprinkler:                      Office sprinkler heads are upright turned heads at the concrete deck (1/225 usable square feet). The relocation of existing heads or any additional heads necessitated by the tenant's plan shall be provided by tenant as part of the tenant improvement installation.

Electrical:                          A tenant grid system  supporting  120 volt receptacle power and
                                     277 volt lighting will be installed on each floor. This



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
                                     system will consist of junction boxes located approximately 30'
                                     centers connected via a disconnect 75 KVA  transformer; 100 amp lighting panel and a 225 amp double section receptacle panel.
                                     Each junction box will contain branch circuiting capable of supporting the following load densities: receptacle power of 5 watts per usable square foot on a connected load basis and lighting of 2 watts per usable square foot.

Window Sill:                         An 8 inch window sill condition exists below the exterior glass to facilitate Tenant's installation of electrical, telephone and computer cabling. The installation and finishing of the sheetrock at said sill as well as the installation of said electrical, telephone and computer cabling shall be provided by tenant as part of the tenant improvement installation.


       IN WITNESS WHEREOF, Landlord and Tenant have executed this exhibit as of the day and year first above written.


                            LANDLORD:

                            EOP-BUCKHEAD, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY

                            By: EOP Operating Limited Partnership, a Delaware
                                limited partnership, its sole member

                                By: Equity Office Properties Trust, a Maryland
                                    real estate investment trust, its managing
                                    general partner

                                    By: _____________________________

                                    Name: ___________________________

                                    Title: __________________________



                            TENANT:

                            VIEWLOCITY, INC., A DELAWARE CORPORATION

                            By: _____________________________

                            Name: _____________________________

                            Title: _____________________________






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


                                    EXHIBIT E

                              ADDITIONAL PROVISIONS

       This Exhibit is attached to and made a part of the Lease dated ____________, 1999, by and between EOP-BUCKHEAD, L.L.C. ("Landlord") and VIEWLOCITY, INC. ("Tenant") for space in the Building located at 3475 Piedmont Road, NE, Atlanta, Georgia.

I. PARKING.

       A. During the initial Lease Term, Tenant shall have the right to lease up to 77 unreserved parking spaces and 6 reserved spaces (collectively, the "Spaces") in, or on the roof of, the Building garage ("Garage") for the use of Tenant and its employees. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facilities or for Tenant utilizing less than all of the Spaces. Tenant shall not have the right to lease or otherwise use more than the number of reserved and unreserved Spaces set forth above. In order to lease any of the parking Spaces available to Tenant hereunder, Tenant must provide Landlord with at least thirty (30) days prior written notice that it desires to lease the parking Spaces in accordance with this Section. Such notice shall specify the number of Spaces which Tenant elects to lease hereunder (up to an aggregate of 77 unreserved parking spaces and 6 reserved spaces). If Tenant's notice specifies less than the maximum number of Spaces available to Tenant hereunder, Tenant may elect to lease additional Spaces (up to a maximum aggregate of 77 unreserved parking spaces and 6 reserved spaces) by providing subsequent thirty (30) day notices to Landlord.

       B. During the initial Lease Term, Tenant shall pay Landlord, as Additional Base Rental in accordance with Article IV of the Lease, the sum of $45.00 per month, plus applicable tax thereon, if any, for each unreserved Space leased by Tenant hereunder, and the sum of $75.00 per month, plus applicable tax thereon, if any, for each reserved Space leased by Tenant hereunder, as such rates may be adjusted from time-to-time to reflect the then current rate for parking in the Garage.

       C. Except for particular spaces and areas designated by Landlord for reserved parking, all parking in the Garage and surface parking areas serving the Building shall be on an unreserved, first-come, first-served basis.

       D. Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garage or the surface parking areas regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Garage or the surface parking areas or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Spaces shall be at the sole risk of Tenant and its employees.

       E. Landlord shall have the right from time to time to designate the location of the Spaces and to promulgate reasonable rules and regulations regarding the Garage, the surface parking areas, if any, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto. Notwithstanding the foregoing, it is agreed that Tenant's reserved Spaces shall not be located on the roof of the Garage and shall be located within reasonable proximity to the Building entrance(s).

       F. Tenant shall not store or permit its employees to store any automobiles in the Garage or on the surface parking areas without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Garage or on the Property. If it is necessary for Tenant or its employees to leave an automobile in


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

              the Garage or on the surface parking areas overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

       G. Landlord shall have the right to temporarily close the Garage or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Garage or the surface parking areas, if any.

       H. Tenant shall not assign or sublease any of the Spaces without the consent of Landlord, which consent shall not be unreasonably withheld or delayed provided such assignment or subletting of Spaces is to a permitted assignee of Tenant's rights under the Lease or a permitted subtenant of all or a portion of the Premises and does not exceed 3 Spaces per 1,000 rentable square feet in such portion of the Premises. Subject to the foregoing, Landlord shall have the right to terminate this Parking Agreement with respect to any Spaces that Tenant desires to sublet or assign.

       I. Landlord may elect to provide parking cards or keys to control access to the Garage or surface parking areas, if any. In such event, Landlord shall provide Tenant with one card or key for each Space that Tenant is leasing hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

       J. Landlord hereby reserves the right to enter into a management agreement or lease with an entity for the Garage ("Garage Operator"). In such event, Tenant, upon request of Landlord, shall enter into a parking agreement with the Garage Operator and pay the Garage Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Garage Operator unless caused by Landlord's negligence or willful misconduct. It is understood and agreed that the identity of the Garage Operator may change from time to time during the Lease Term. In connection therewith, any parking lease or agreement entered into between Tenant and a Garage Operator shall be freely assignable by such Garage Operator or any successors thereto.

       K. Landlord agrees that, in entering into leases for the Building from and after the date of this Lease, Landlord shall not contractually agree to make available more than 3.5 parking spaces in the Garage per 1,000 rentable square feet in any tenant's premises, determined on an average basis among all leases for the Building, unless Landlord retains the right to revoke or reclaim any parking spaces which exceed such limit.

II. INTENTIONALLY OMITTED.

III. RENEWAL OPTION.

       A. Tenant shall have the right to extend the Lease Term (the "Renewal Option") for one additional period of five (5) years commencing on the day following the Termination Date of the initial Lease Term and ending on the fifth (5th) anniversary of the Termination Date (the "Renewal Term"), if:

              1. Landlord receives notice of exercise ("Initial Renewal Notice") not less than nine (9) full calendar months prior to the expiration of the initial Lease Term and not more than fifteen (15) full calendar months prior to the expiration of the initial Lease Term; and

              2. Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

              3. No part of the Premises is sublet, other than to a Permitted Transferee (as defined in Section XIII.E of the Lease), at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

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

              4. The Lease has not been assigned, other than to a Permitted Transferee (as defined in Section XIII.E of the Lease), prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice.

       B. The initial Base Rental rate per rentable square foot for the Premises during the Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises.

       C. Tenant shall pay Additional Base Rental (i.e. Basic Costs) for the Premises during the Renewal Term in accordance with Article IV of the Lease and the Base Year(s) shall be adjusted, if at all, as part of the determination of the Prevailing Market rate.

       D. Within thirty (30) days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rental rate for the Premises for the Renewal Term. Tenant, within thirty
              (30) days after the date on which Landlord advises Tenant of the applicable Base Rental rate for the Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such fifteen (15) day period, Tenant's Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Renewal Term. Upon agreement Tenant shall provide Landlord with Binding Notice and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant fail to agree upon the Prevailing Market rate within thirty (30) days after the date Tenant provides Landlord with the Rejection Notice, Tenant, by written notice to Landlord (the "Arbitration Notice") within five (5) days after the expiration of such thirty (30) day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in Section E below. If Landlord and Tenant fail to agree upon the Prevailing Market rate within the thirty (30) day period described and Tenant fails to exercise its right to arbitrate, Tenant's Renewal Option shall be deemed to be null and void and of no further force and effect.

       E.     ARBITRATION PROCEDURE.

              1. If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within five (5) days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the "Estimates"). If the Estimates are not the same, then, within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term.

                     Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years experience within the previous ten
                     (10) years as a real estate appraiser working in the Buckhead area of Atlanta, Georgia, with working knowledge of current rental rates and practices. For purposes of the Lease, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

              2. Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises, subject to the terms of Section III.E.4 below. If either Landlord or Tenant fails to appoint an appraiser within the seven (7) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty
                     (20) day period, the two (2) appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

              3. If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term for the Premises, Tenant shall pay Base Rent at the Minimum Renewal Term Base Rental Rate until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Renewal Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

              4. Notwithstanding anything to the contrary contained herein, the parties hereby agree that Landlord shall not be obligated to renew this Lease if the Prevailing Market rate for the Premises during the Renewal Term is less than the Base Rental rate, per rentable square foot per annum, applicable during the last year of the initial Lease Term, plus three (3%) of such rate (the "Minimum Renewal Term Base Rental Rate"), regardless of any determination of Prevailing Market rate made by the appraisers or arbitrator, as described above.

       F. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Base Rental, Lease Term, Termination Date and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after receipt of the Binding Notice and Tenant shall execute and return the Renewal Amendment to Landlord within fifteen (15) days after Tenant's receipt of same, but an otherwise valid exercise of the Renewal Option shall, at Landlord's option, be fully effective whether or not the Renewal Amendment is executed.

       G. For purposes hereof, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Buckhead area of

              Atlanta, Georgia. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

IV. RIGHT OF FIRST REFUSAL.

       A. GRANT OF OPTION. Tenant shall have the right of first refusal with respect to the approximately 8,739 rentable square feet of space on the sixteenth (16th) floor of the Building shown on the demising plan attached hereto as EXHIBIT A-1 (the "Refusal Space"), which right of first refusal shall be exercised as follows: when Landlord has a prospective tenant ("Prospect") interested in leasing the Refusal Space, Landlord shall advise Tenant (the "Advice") of the terms under which Landlord is prepared to lease the Refusal Space to such Prospect, as modified by Landlord for Tenant to reflect a lease term for the Refusal Space which terminates coterminous with the initial Premises (the "Advice"), and Tenant may lease the Refusal Space, under such terms in the Advice, by providing Landlord with written notice of exercise ("Notice of Exercise") within five (5) days after the date of the Advice, except that Tenant shall have no such Right of First Refusal and Landlord need not provide Tenant with an Advice if:

              1. Tenant is in default under the Lease beyond any applicable cure period at the time Landlord would otherwise deliver the Advice; or

              2. more than twenty percent (20%) of the Premises is sublet, other than to a Permitted Transferee (as defined in Section XIII.E of the Lease), at the time Landlord would otherwise deliver the Advice; or

              3. the Lease has been assigned, other than to a Permitted Transferee (as defined in Section XIII.E of the Lease), prior to the date Landlord would otherwise deliver the Advice; or

              4. the Refusal Space is not intended for the exclusive use of Tenant during the Lease Term; or

              5. the Commencement Date has occurred and the Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice.

       B.     TERMS FOR REFUSAL SPACE.

              1. The term for the Refusal Space shall commence upon the commencement date stated in the Advice and thereupon such Refusal Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice (including, without limitation, the expiration date set forth in the Advice) shall govern Tenant's leasing of the Refusal Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Refusal Space.

              2. The Refusal Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Refusal Space or the date the term for such Refusal Space commences, unless the Advice specifies work to be performed by Landlord in the Refusal Space, in which case Landlord shall perform such work in the Refusal Space.

       C. TERMINATION OF RIGHT OF FIRST REFUSAL. The rights of Tenant hereunder with respect to the Refusal Space shall terminate on the earlier to occur of (i) September 30, 2005; (ii) Tenant's failure to exercise its Right of First Refusal within the five (5) day period provided in paragraph A above; and (iii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Paragraph A above. Notwithstanding item (ii) above, if (i) Tenant was entitled to exercise its Right of First Refusal, but failed to provide Landlord with a Notice of Exercise within the five (5) day period provided in paragraph A above, and (ii) Landlord does not enter into a lease for the Refusal Space within a period of six
              (6) months following the date of the Advice, Tenant shall once again have a Right of First Refusal with respect to the Refusal Space.

       D.     REFUSAL SPACE AMENDMENT

              1. If Tenant exercises its Right of First Refusal, Landlord shall prepare an amendment (the "Refusal Space Amendment") adding the Refusal Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rental, Rentable Area of the Premises, Tenant's Pro Rata Share and other appropriate terms.

              2. A copy of the Refusal Space Amendment shall be (i) sent to Tenant within a reasonable time after Landlord's receipt of the Notice of Exercise, and (ii) executed by Tenant and returned to Landlord within ten (10) Business Days thereafter, but an otherwise valid exercise of the Right of First Refusal shall, at Landlord's option, be fully effective whether or not the Refusal Space Amendment is executed.

       E. Notwithstanding anything herein to the contrary, Tenant's Right of First Refusal is subject and subordinate to (i) the renewal or extension rights of any tenant leasing all or any portion of the Refusal Space, and (ii) the expansion rights (whether such rights are designated as a right or first offer, right of first refusal, expansion option or otherwise) of HTG Corporation (or any successor thereof) existing on the date hereof.

V.  SATELLITE DISH.

       A. During the initial Lease Term, Tenant shall have the right, by providing written notice to Landlord (the "Antenna Notice"), to lease space on the roof of the Building or other appropriate space on or about the Building, as reasonably determined by Landlord, for the purpose of installing (in accordance with Section X.B of the Lease), operating and maintaining an antenna, satellite dish or other communication device approved by Landlord (the "Dish/Antenna"). If Tenant does not provide Landlord with the Antenna Notice and install the permitted Dish/Antenna equipment in the Roof Space on or before July 1, 2000 (the "Required Antenna Notice Date"), then Tenant's rights under this Section V shall be subject to the availability of appropriate space on the roof of the Building or on or about the Building, as reasonably determined by Landlord. If Tenant does not provide Landlord with the Antenna Notice and install the permitted Dish/Antenna equipment in the Roof Space on or before July 1, 2001, then Tenant's rights under this Section V shall be null and void, unless otherwise agreed by Landlord in writing. In consideration for Tenant's right to install, operate and maintain the Dish/Antenna as described herein, Tenant shall pay Landlord monthly payments of $300.00 per month, subject to 5% escalations each annual anniversary of the Required Antenna Notice Date (the "Dish/Antenna Payments"). The Dish/Antenna Payments shall constitute Additional Base Rental under the terms of the Lease and Tenant shall be required to make these payments in strict compliance with the terms of Section IV of the Lease. The exact location and size of the space on the roof or on or about the Building to be utilized by Tenant shall be designated by Landlord (the "Roof Space"). Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Lease Term. Landlord's designation shall take into account Tenant's use of the Dish/Antenna. Notwithstanding the foregoing, Tenant's right to install the Dish/Antenna shall be subject to the approval rights of Landlord and Landlord's architect and/or engineer with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. The precise specifications and a general description of the Dish/Antenna along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the "Plans and Specifications") shall be


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

              submitted to Landlord for Landlord's written approval no later than twenty (20) days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant promptly shall cure the defects. If the Tenant fails to promptly cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant's sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the "Aesthetic Screening").

       B. Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant's authorized representative or contractors, which shall be approved by Landlord, at Tenant's sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

       C. It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

       D. Tenant agrees to install only equipment of types and frequencies which will not cause unreasonable interference to Landlord or existing tenants of the Building. In the event Tenant's equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, then Tenant agrees to remove the Dish/Antenna from the Roof Space.

       E. Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the "FCC"), the Federal Aviation Administration ("FAA") or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant's equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord's power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant's representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

       F. The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant's right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant's equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord's sole discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees that at all times during the Lease Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant's agents, employees or contractors.

       G. In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant's option, to perform such work in conjunction with Tenant's contractor. In the event the Landlord contemplates roof repairs that could affect Tenant's Dish/Antenna, or which may result in an interruption of the Tenant's telecommunication service, Landlord shall formally notify Tenant at least thirty (30) days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

       H. Tenant shall not allow any provider of telecommunication, video, data or related services ("Communication Services") to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.

       I. Tenant acknowledges that Landlord may at some time establish a standard license agreement (the "License Agreement") with respect to the use of roof space by tenants of the Building. Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement does not materially alter the rights of Tenant hereunder with respect to the Roof Space.

       J. Tenant specifically acknowledges and agrees that the terms and conditions of Article XV of the Lease (Indemnity and Waiver of Claims) shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

       K. If Tenant defaults under any of the terms and conditions of this Section or the Lease, and Tenant fails to cure said default within the time allowed by Article XXII of the Lease, Landlord shall be permitted to exercise all remedies provided under the terms of the Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any.

VI. STANDARD OF REASONABLENESS. Except as specifically provided otherwise in this Lease, and except with regard to requests for consent or approval that require Landlord to make a determination of the aesthetics of certain signage, alterations or other things that would be visible from outside the Premises or Building or to assume certain risks, including, without limitation, the risk that a certain alteration, addition and/or improvement could adversely affect the mechanical systems or structure of the Building or require excess removal costs, Landlord and Tenant agree to act reasonably in granting approval or disapproval of any requests by the other for consent or approval.

VII.   ENVIRONMENTAL MATTERS.

       A. Landlord represents, to the best of its knowledge, that the Building and Premises are free of Hazardous Materials (as defined below) in amounts, and conditions which pose danger to human beings or are in violation of applicable environmental laws.

       B. Tenant shall not use, generate, manufacture, store or dispose of, on or about the Premises or Building, or transport to or from the Premises or Building, any flammable explosives, radioactive materials, hazardous wastes, toxic substances, or any related materials or substances, including, without limitation, any substance defined as or included in the definition of "hazardous substances" under any applicable federal, state or local law, regulation or ordinance (collectively, "Hazardous Materials").

       C. Notwithstanding the provisions of this Section VII, Tenant and Landlord shall have the right to use, generate and store on the Premises and the Building, and transport to and from the Premises and the Building, those Hazardous Materials which are generally used in the ordinary course in first class office buildings; provided, however, that Tenant's and Landlord's use, generation, storage and transport thereof is in compliance with all applicable federal, state and local laws, regulations and ordinances.

       D. Promptly, upon either Landlord's or Tenant's obtaining actual knowledge thereof, such party shall immediately notify the other party in writing of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened with respect to Hazardous Materials in or at the Building pursuant to any applicable federal, state or local law, ordinance or regulation, and (ii) all claims made or threatened by any third party against Landlord, Tenant, or the Premises relating to any damage, loss or injury, whether to person or property, resulting from the Hazardous Materials.

VIII.  TELECOMMUNICATIONS PROVIDER.

       A. Tenant, at its sole cost and expense, shall have the right to contract with an alternative telecommunications provider ("Alternative Provider") for the provision to the Premises of local telephone service or other telecommunication service and permit such Alternative Provider to install telephone, data or other information cabling or other telecommunications equipment in the Premises for such purpose. Tenant shall be permitted to use its pro rata share of the Building's riser system for the purpose of installing appropriate cabling for such use. The point of entry (and method and manner of same) into the Building by such Alternative Provider shall be subject to Landlord's reasonable approval.

       B. The rights of Tenant provided herein are subject to (i) Landlord's approval of plans and specifications regarding any telecommunications equipment or cabling to be installed in the Building; (ii) Landlord's approval of the manner and method of any such installation; (iii) Landlord's approval of the Alternative Provider; and (iv) the Alternative Provider's execution and delivery of Landlord's standard telecommunications/communications license agreement. The approval of

              Landlord required in connection with the foregoing matters shall not be unreasonably withheld. Landlord shall not be entitled to receive any compensation from Tenant in connection with allowing the access described herein, provided such access is used exclusively to provide service to Tenant in the Building.

       C. Tenant and/or its Alternative Provider shall be permitted access to the Building's riser system for the initial installation of the telecommunications cabling and other equipment and, in order to install, maintain, operate and remove the telecommunications cabling or other equipment, Tenant and the Alternative Provider shall be permitted access to the telecommunications closet(s) on the floors on which the Premises are located. Upon expiration or earlier termination of this Lease or Tenant's right to possession of the Premises, Tenant, at Tenant's cost, if requested by Landlord, shall remove all cabling and conduit from the riser system or other portions of the Building outside of the Premises and other equipment installed by or on behalf of Tenant in connection with the service to be provided in accordance with this
              Section XIII.


       IN WITNESS WHEREOF, Landlord and Tenant have executed this exhibit as of the day and year first above written.


                            LANDLORD:

                            EOP-BUCKHEAD, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY

                            By: EOP Operating Limited Partnership, a Delaware
                                limited partnership, its sole member

                                By: Equity Office Properties Trust, a Maryland
                                    real estate investment trust, its managing
                                    general partner

                                    By: _____________________________

                                    Name: ___________________________

                                    Title: __________________________



                            TENANT:

                            VIEWLOCITY, INC., A DELAWARE CORPORATION

                            By: _____________________________

                            Name: _____________________________

                            Title: _____________________________

                                    EXHIBIT F

                            FORM OF LETTER OF CREDIT

       This Exhibit is attached to and made a part of the Lease dated _____________, 1999, by and between EOP-BUCKHEAD, L.L.C. ("Landlord") and VIEWLOCITY, INC. ("Tenant") for space in the Building located at 3475 Piedmont Road, NE, Atlanta, Georgia.


                         -------------------------------
                         [Name of Financial Institution]


                                     Irrevocable Standby
                                     Letter of Credit
                                     No. ______________________
                                     Issuance Date:_____________
                                     Expiration Date:____________
                                     Applicant:__________________


BENEFICIARY

EOP-Buckhead, L.L.C.
c/o Equity Office Properties Trust
3475 Piedmont Road, NE
Atlanta, Georgia  30305
Attn:  Building Manager

Ladies/Gentlemen:

       We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of One Million Two Hundred Twelve Thousand Four Hundred Sixty Eight and 06/100 U.S. Dollars ($1,212,468.06) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.     An original copy of this Irrevocable Standby Letter of Credit.

2. Beneficiary's dated statement purportedly signed by one of its officers reading: "This draw in the amount of ______________________ U.S. Dollars ($____________) under your Irrevocable Standby Letter of Credit No. ____________________ represents funds due and owing to us as a result of the Applicant's failure to comply with one or more of the terms of that certain lease by and between EOP-Buckhead, L.L.C., as landlord, and Viewlocity, Inc., as tenant."

       It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date or applicable anniversary thereof, we notify you in writing by certified mail, return receipt requested, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent to: Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2200, Chicago, IL 60606, Attention: Treasurer. In addition, provided that you have not provided us with written notice of Applicant's default under the above referenced lease prior to the effective date of any reduction, the amount of this Irrevocable Standby Letter of Credit shall automatically reduce in accordance with the following schedule:

EFFECTIVE DATE OF REDUCTION              NEW REDUCED AMOUNT OF LETTER OF CREDIT
OCTOBER 15, 2002                         $969,974.45
OCTOBER 15, 2003                         $727,480.84
OCTOBER 15, 2004                         $484,987.23
OCTOBER 15, 2005                         $242,493.62
OCTOBER 15, 2006                         $0.00

In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1. and
2. above in the event that we
elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement proportedly signed by one of Beneficiary's officers stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and
(c) you shall be entitled to assign your interest in this Irrevocable Standby Letter of Credit from time to time without our approval and without charge. In the event of an assignment, we reserve the right to require reasonable evidence of such assignment as a condition to any draw hereunder.

       This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

       We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

       All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at ______________________________________________ to the attention of

________________________________________.


                                        Very truly yours,

                                        __________________________


                                        __________________________
                                                 [NAME]

                                        __________________________
                                                 [TITLE]

                                    EXHIBIT G

                             CRITICAL DATE SCHEDULE


                                                                         CRITICAL DATE         ACTUAL DATE
                                                                         -------------         -----------


1.     Equity releases Architect to commence preparation of Construction
       Drawings                                                             Done
                                                                         --------------------- ---------------------

2.     Customer supplies Architect final, approved finish selections        8/13/99
                                                                         --------------------- ---------------------

3.     Architect completes Construction Drawings
                                                                            8/27/99
                                                                         --------------------- ---------------------

4.     Equity and Customer approve Construction Drawings. Construction
       Release forwarded to TI and PM                                       8/30/99
                                                                         --------------------- ---------------------

5.     Equity substantially completes construction                          10/14/99
                                                                         --------------------- ---------------------

6.     Premises ready for Customer to begin furniture installation          10/15/99
                                                                         --------------------- ---------------------

7.     Move-in date                                                         10/15/99
                                                                         --------------------- ---------------------



After commencement of construction drawings (step 1 above), Customer (tenant) driven changes to the approved space plans, or to the construction drawings in process, will be handled as follows:

       a. Tenant will be responsible for the costs of additional drawings necessary to evaluate pricing alternates.

       b. Tenant will be responsible for any additional costs associated with revising construction documents to reflect changes.

       c.     Tenant will be responsible for any delay in the above schedule.

       d. Tenant will be billed for the cost of the changes plus an additional 17% project management fee.